Exhibit 4.4

“[*****]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of August 21, 2023 by and among:

1.	DSC HOLDINGS LTD., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”);

2.	SOUCHE GROUP LIMITED, a British Virgin Islands business company incorporated under the laws of British Virgin Islands (the “BVI Subsidiary 1”);

3.	DASOUCHE GROUP LIMITED, a British Virgin Islands business company incorporated under the laws of British Virgin Islands (the “BVI Subsidiary 2”);

4.	SOUCHE NEW LIMITED, a company limited by shares incorporated under Hong Kong laws (the “HK Subsidiary 1”);

5.	DASOUCHE LIMITED, a company limited by shares incorporated under Hong Kong laws (the “HK Subsidiary 2”);

6.	BINARY SKY LIMITED, a business company incorporated in the British Virgin Islands with limited liability, whose sole shareholder is Yao Junhong;

7.	DREAM CAR LIMITED, a business company incorporated in the British Virgin Islands with limited liability, whose sole shareholder is Zhang Liyu (together with Binary Sky Limited, the “Holdcos” and each a “Holdco”);

8.	CHEHANG 168 LTD, a business company incorporated in the British Virgin Islands with limited liability;

9.	BREAKTHROUGH TECHNOLOGY HOLDINGS INC., a business company incorporated in the British Virgin Islands with limited liability;

10.	YAO JUNHONG (姚军红), a PRC citizen whose PRC identification card number is [*****];

11.	ZHANG LIYU (张立宇) a PRC citizen whose PRC identification card number is [*****] (together with Yao Junhong (姚军红), the “Founders” and each, a “Founder”);

12.	SECOND LAKE LIMITED, a business company incorporated in the British Virgin Islands with limited liability (“Second Lake”);

13.	MORNINGSIDE CHINA TMT FUND II, L.P., a limited partnership organized under Cayman Islands laws;

14.	MORNINGSIDE CHINA TMT TOP UP FUND, L.P., a limited partnership organized under Cayman Islands laws;

15.	FERRY VENTURE WX I HOLDING CO., LTD., an international business company incorporated under the laws of the Republic of Seychelles (“Ferry Venture”);

16.	API (HONG KONG) INVESTMENT LIMITED, a limited liability company incorporated under the Hong Konglaws (“API”);

17.	CRYSTAL GEM HOLDINGS LIMITED, a company incorporated in the British Virgin Islands (“WP”);

18.	PV MILKY WAY LIMITED, a company incorporated in the British Virgin Islands

19.	PV GEARBOX II LIMITED, a company incorporated in the British Virgin Islands (together with PV Milky Way Limited, as the “PV”);

20.	SAVVY SWIFT LIMITED, a company incorporated in the British Virgin Islands (“VMS”);

21.	CLEARVUE DSC HOLDINGS, LTD., a company incorporated in the Cayman Islands (“Kaiming”);

22.	CE Fintech I Limited Partnership, a company organized under the laws of the Cayman Islands (“CE Fintech”);

23.	Better Linkage Limited, a company incorporated in the British Virgin Islands;

24.	Doyen Cygnus Education Fund, L.P., a company organized under the laws of the Cayman Islands;

25.	Enatime Investments Limited, a company incorporated in the British Virgin Islands;

26.	Souza Investments Limited, a company incorporated in the British Virgin Islands;

27.	Jade Treasure Developments Limited, a company organized under the laws of the British Virgin Islands;

28.	CYGNUS EQUITY SPORT I, L.P., a limited partnership organized under Cayman Islands laws;

29.	CYGNUS EQUITY SPORT II, L.P., a limited partnership organized under Cayman Islands laws;

30.	Cygnus Equity Fund IV, L.P., a limited partnership organized under Cayman Islands laws (together with CYGNUS EQUITY SPORT I, L.P. and CYGNUS EQUITY SPORT II, L.P. as the “Cygnus Fund”);

31.	WEIMARER LIMITED, a company organized under the laws of British Virgin Islands (“Weimarer”);

32.	CMBI PRIVATE EQUITY SERIES SPC (ON BEHALF OF AND FOR THE ACCOUNT OF CONSUMER FINANCE FUND I SP), a company organized under the laws of Cayman Islands (“CMBI”);

33.	MSVC SPF I, L.P., a limited partnership organized under Cayman Islands laws (together with the Morningside China TMT Fund II, L.P and Morningside China TMT Top Up Fund, L.P., as the “5Y”);

34.	Mengyuan I Equity Investment L.P., a limited partnership organized under Cayman Islands laws (“Mengyuan”);

35.	Essence International Advanced Products and Solutions SPC (On behalf of CG PARTNERS ESSENCE INNOVATION FUND SP), a limited partnership organized under Cayman Islands laws (“Country Garden”);

36.	LF SG Nio Co., Ltd, a company organized under the laws of Cayman Islands (“LF”);

37.	Fulton Venture Limited, a company organized under the laws of British Virgin Islands (“Fulton”);

38.	Cicero Assets Limited, a company organized under the laws of British Virgin Islands;

39.	Buchkana Holdings Limited, a company organized under the laws of Cyprus;

40.	Flarensi Holdings Limited, a company organized under the laws of British Virgin Islands (together with Cicero Assets Limited, Buchkana Holdings Limited and Flarensi Holdings Limited, as the “RCIF”);

41.	Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司), a company organized under the laws of China (“Sunshine”);

42.	Matrix Partners China II Hong Kong Limited, a limited liability company incorporated under the Laws of Hong Kong;

43.	Tenzing Holdings 2011 Ltd., a BVI business company incorporated in the British Virgin Islands;

44.	Cornerstone (HK) Investment Limited, a limited liability company incorporated under the Laws of Hong Kong;

45.	Hina Group Fund II, LP, a limited liability partnership incorporated under the Laws of the Cayman Islands;

46.	Renren CHYP Holdings Inc., an exempted limited liability company incorporated under the Laws of the Cayman Islands;

47.	Hina Hongtao Investments Limited, an exempted limited liability company incorporated under the Laws of the British Virgin Islands;

48.	BRIGHT GAIN GROUP LIMITED, an exempted limited liability company incorporated under the Laws of the British Virgin Islands;

49.	Sky Harmony Ventures Limited, an exempted limited liability company incorporated under the Laws of the British Virgin Islands;

50.	Ample Automotive Holdings Limited, an exempted limited liability company incorporated under the Laws of the British Virgin Islands;

51.	Jiaheda Holdings Limited, an exempted limited liability company incorporated under the Laws of the British Virgin Islands;

52.	SPACEWALK INTERNATIONAL LIMITED, an exempted limited liability company incorporated under the Laws of the British Virgin Islands;

53.	Jin Capital Limited, an exempted limited liability company incorporated under the Laws of the British Virgin Islands; and

54.	AMG Global M&A Investment Fund SPC FOR AND ON ACCOUNT OF GREAT CHINA TMT OPPORTUNITIES INVESTMENT FUND SP, an exempted limited liability company incorporated under the Laws of the Cayman Islands;

55.	CTZC Limited, a company organized under the laws of British Virgin Islands (“CTZC”). (Collectively, the “Parties”, and each a “Party”)

RECITALS

A. Souche Holdings Ltd (“Souche Cayman”) and its subsidiaries and affiliates desire to conduct a Restructuring upon the consummation of which, among other things, each shareholder of Souche Cayman or its designated affiliate or assignee shall become an equity holder of the Company holding such number of shares in the same series/class as the shares held by such shareholder in Souche Cayman.

B. The Parties entered into a shareholders agreement dated as of October 1, 2022 (the “Previous Shareholders Agreement”) in relation to the management of the Company and the relationship among the shareholders of the Company and other related parties.

C. The Parties desire to enter into this Agreement for the purposes, among others, of (a) terminating, superseding and replacing in its entirety the Previous Shareholders Agreement, (b) establishing the composition of the Company’s board of directors (the “Board” or “Board of Directors”), (c) setting out the rights and obligations of the Shareholders with respect to their Shares, and (d) limiting the manner and terms by which Shares may be transferred.

D. In this Agreement, unless the context otherwise requires, capitalized terms used herein shall have the meanings ascribed to them in Exhibit A hereto.

E. For the avoidance of doubt, (i) the rights and privileges pertaining to Shares set forth herein shall be also applicable to Shares issuable under ODI Investor Warrants as if such warrants have been exercised, and (ii) the rights and privileges of any holder of Shares shall be also applicable to any holder of ODI Investor Warrants as if such warrants have been exercised. The Parties agree that for the purpose of this Agreement, each Party holding a ODI Investor Warrant shall be deemed as having duly exercised such ODI Investor Warrant in full such that it shall be deemed as a holder of the Shares of the Company under such ODI Investor Warrant.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1.	Information and Inspection Rights.

(a)	Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, the Company shall deliver (or cause to be delivered) to each Series G Holder and Series F Holder who (i) holds any Series G Preferred Shares or Series F Preferred Shares (as the case may be) no less than one point five percent (1.5%) of the Shares then outstanding (calculated on a fully-diluted and as-converted basis, assuming the full exercise of ODI Investor Warrants and Yunyang Warrants), and (ii) is a Non-compete Preferred Holder and each Existing Preferred Holder (collectively as the “Right Holders” and each a “Right Holder”):

(i)	annual audited consolidated and separate financial statements, within sixty (60) days after the end of each fiscal year, prepared in accordance with the GAAP (with audited reconciliations to IFRS) or IFRS (in each case, applied on a consistent basis);

(ii)	quarterly unaudited consolidated and separate financial statements, within thirty (30) days after the end of each fiscal quarter, prepared in accordance with the GAAP (with reconciliations to IFRS) or IFRS (in each case, applied on a consistent basis);

(iii)	monthly unaudited consolidated and separate financial statements, within fifteen (15) days after the end of each month, prepared in accordance with the GAAP (with reconciliations to IFRS) or IFRS (in each case, applied on a consistent basis);

(iv)	an annual consolidated budget forecasting the Company’s revenues, expenses, and cash position for the following fiscal year and a consolidated business plan for the following three (3) fiscal years as approved by the Board, at least thirty (30) days prior to the end of each fiscal year;

(v)	copies of all other documents or information sent to any Shareholder of the Company; and

(vi)	upon the written request by any Right Holder, such other information (including operating metrics) as such Right Holder shall reasonably request (the above rights and the rights set out in Section 1.1(b), collectively, the “Information Rights”).

For the avoidance of doubt, in the event that such Series F Holder holds Series F Preferred Shares no less than one point five percent (1.5%) of the Shares then outstanding (calculated on a fully-diluted and as-converted basis, assuming the full exercise of ODI Investor Warrants and Yunyang Warrants) and such Series F Holder is a Non-compete Preferred Holder, the Company shall deliver (or cause to be delivered) to such Series F Holder annual unaudited consolidated financial statements to be reviewed by the key management team of the Company, within sixty (60) days after the end of each fiscal year.

(b)	The Company further covenants and agrees that: (i) all audited financial statements of the Company shall be audited by a “Big Four Firm” or any other accounting firm that has been approved by the Board and pursuant to Section 8.1(r); (ii) all financial statements to be provided to each Preferred Holder pursuant to Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the GAAP (with reconciliations to IFRS) or IFRS (in each case, applied on a consistent basis); and (iii) all of the financial statements and all the information provided by the Company or any of its Subsidiaries to any Preferred Holder shall be prepared in good faith and without the commission of any fraud, willful misconduct or gross negligence, and shall be certified as true, correct and not misleading by the chief financial officer or the chief executive officer of the Company.

(c)	Inspection Rights. The Group Companies further covenant and agree that, commencing on the date of this Agreement, any Right Holder shall have the right of inspection reasonably, at its own expenses, including: (i) the right to access, inspect, examine the facilities, records, books and accounts of each Group Company and review and copy any such records, books and accounts at any time during regular working hours on reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of each Group Company with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).

(d)	The Group Companies further covenant and agree that, commencing on the date of this Agreement, any Right Holder, shall have the right to require one special audit of any of the records, books and accounts of any Group Company once every year upon ten (10) Business Days’ prior written notice, provided that any out-of-pocket fees and expenses for such special audit or review shall be borne by the requesting Right Holder.

(e)	Each Right Holder entitled to the above Information Rights and Inspection Rights hereby expressly covenants that, it shall not disclose any information, documents, materials or other forms of Company’s status it receives or requests to any other Preferred Holder who do not have access to such information, documents, materials pursuant to this Section 1.1 or any other third parties. For the avoidance of doubt and notwithstanding the foregoing, this Section 1.1(e) shall not be deemed to restrict or prohibit any disclosure that is permitted by Section 7.3.

(f)	Termination of Rights. The provisions under this Section 1.1 shall terminate upon consummation of a Qualified Public Offering.

1.2.	Board of Directors and Observer.

(a)	Board Constitution. The Memorandum and Articles shall provide that, subject to the second paragraph of Section 9.19 of this Agreement, the Company’s Board shall consist of no more than ten (10) directors:

(i)	the Persons holding at least 50% of the then outstanding Ordinary Shares held by the Founders and their Holdcos shall be entitled to appoint three (3) directors (each an “Ordinary Shareholder Director”, and collectively “Ordinary Shareholder Directors”), one of whom shall be the Chairman of the Board.

(ii)	for 5Y, so long as it holds any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) director of the Board.

(iii)	for Cygnus Fund , so long as it holds any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) director of the Board together who shall be finally elected and approved by the Cygnus Fund.

(iv)	for PV, so long as it holds any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) director of the Board.

(v)	for API, so long as it or any of its Affiliates hold any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) director to the Board (the “API Director”).

(vi)	for WP, so long as it or any of its Affiliates hold any Preferred Share (other than Conversion Share), WP shall be entitled to appoint one (1) director of the Board (the “WP Director”).

(vii)	for Weimarer, so long as it or any of its Affiliates hold any Preferred Share (other than Conversion Share), it shall be entitled to appoint two (2) directors to the Board (each such director, a “Weimarer Director”; together with the directors appointed by 5Y, API, Cygnus Fund, PV and WP, the “Investor Directors”, and each an “Investor Director”).

(viii)	for each of 5Y, Ferry Venture, API, WP, PV, VMS, Kaiming, CE Fintech, Weimarer and CMBI, so long as it holds any Preferred Shares (other than Conversion Shares), it shall be entitled to elect one (1) observer of the Board; for Mengyuan, so long as it holds any Series F Preferred Shares (other than Conversion Shares) no less than one point five percent (1.5%) of the Shares then outstanding (calculated on a fully- diluted and as-converted basis, assuming the full exercise of ODI Investor Warrants and Yunyang Warrants), it shall be entitled to elect one (1) observer of the Board (each an “Observer”, collectively the “Observers”). The powers of an Observer are set forth in the Memorandum and Articles. The Observer shall be subject to confidentiality obligations no less stringent than those imposed on or otherwise applicable to an Investor Director, and each Observer shall not disclose any information, documents, materials or other forms of Company’s status he or she receives or requests to any other third parties (except for the permitted disclosures as set forth in Section 7.3).

(b)	Chairman. The Chairman of the Board shall be one of the Ordinary Shareholder Directors. Each Director shall have one (1) vote, provided however, in the event of that the number of affirmative votes equals to the numbers of negative votes, the Chairman of the Board shall add one additional vote.

(c)	Expenses; Indemnification. The Company shall reimburse the Directors and Observers for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board, any Sub Board and any committee thereof and any business development activities conducted as reasonably requested by any Group Companies. The Company shall, at the request of any Preferred Holder who is entitled to appoint an Investor Director, obtain, and thereafter maintain directors and officers indemnity insurance coverage insured in amounts reasonably satisfactory to such Preferred Holder and customary for similarly-situated companies, against liabilities, damages, injuries, third party losses and other risks normally covered by directors and officers indemnity insurance, and the Memorandum and Articles shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law. In addition, to the extent not already entered into as of the date hereof, the Company shall enter into an indemnification agreement with each Investor Director on terms and conditions reasonably satisfactory to such Investor Director.

(d)	Establishment of Board Committees. Promptly after the Closing, the Company shall establish and maintain a compensation committee and a nomination committee (each, a “Board Committee”). Each such Board Committee shall have five (5) members consisting of one (1) Weimarer Director, one (1) WP Director, one (1) Ordinary Shareholder Director, one (1) API Director and one (1) Investor Director that is not a WP Director, a Weimarer Director or an API Director. One (1) Ordinary Shareholder Director, one (1) Weimarer Director, one (1) WP Director and one (1) API Director shall be required to establish a quorum for any meeting or action to be taken by such Board Committees. The compensation committee shall propose the terms of the Company’s share incentive plans, and all grants of awards thereunder (including the ESOP), to the Board for approval and adoption by the Board, shall have the power and authority to (i) administer the Company’s share incentive plans (including the ESOP) and to grant options thereunder, and (ii) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it. The nomination committee shall determine candidates and make recommendations to the Board on the selection and appointment of executive officers of the Group Companies, and shall have such other powers and authorities as the Board shall delegate to it.

1.3.	Voting Agreement.

(a)	For as long as the Preferred Holders hold any Preferred Shares, at each election of the directors of the Board, each Shareholder shall give affirmative vote at any meeting of members, such number of Shares as may be necessary, or in lieu of any such meeting, shall give such Shareholder’s written consent, as the case may be, with respect to such number of Shares (i) to keep the size of the Board at no more than ten (10) directors, and (ii) to elect or re-elect the directors of the Board pursuant to Section 1.2(a) above.

(b)	Any Person or group of Persons entitled to designate any individual to be elected as a director or an observer of the Board pursuant to Section 1.2(a) shall have the exclusive right at any time or from time to time to remove any such director and observer occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote such Shareholder’s respective Shares in support of the principle that a director or an observer to the Board appointed pursuant to Section 1.2(a) shall be removed from the Board with or without cause only upon the vote or written consent of the Shareholders entitled to appoint such director or observer pursuant to Section 1.2(a), and each such Shareholder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director or observer without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director or observer appointed pursuant to Section 1.2(a), the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 1.2(a), as the director or observer whose seat was vacated.

(c)	each Series F Preferred Share (or respective Conversion Share) originally issued to any of the 268V Sellers shall carry no right in any way to (i) receive notice of, attend and vote at any general meeting of the Shareholders; (ii) sign any written resolutions of the Shareholders; (iii) access, inspect and examine the minute book (for the avoidance of doubt, including the minutes of Board or Shareholders’ meetings and the written resolutions of the Directors or Shareholders and any attachments referred to therein) and the statutory registers of each Group Company; or (iv) receive any material in relation to items mentioned in this Section 1.3(c).

1.4.	Other Group Companies. Regardless of anything to the contrary contained herein or in the other Transaction Documents, each of the Preferred Holders who is entitled to designate any Investor Director to the Board of the Company may, in its sole discretion, elect to designate to the board of directors of each other Group Company (each a “Sub Board”) its representatives and the number of such representatives to be designated to a Sub Board shall be no more than the number of Investor Directors such Preferred Holder is then entitled to designate to the Board. For the avoidance of doubt and without limiting the generality of the foregoing, each of the other Group Companies shall, and the Company, the Founders shall cause each Sub Board to, upon the request of the Preferred Majority Holders, have the same number of directors as the Board, to consist of the same directors as the Board, and to follow the same nomination mechanism, quorum and meeting requirements applicable to the Board as set forth in Section 1.2 hereof and the Memorandum and Articles.

2.	REGISTRATION RIGHTS.

2.1.	Applicability of Rights. The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2.	Non-U.S. Jurisdiction Applicability. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and Laws, forms of registration statements and registration of securities thereunder, U.S. Laws and the SEC, shall be deemed to refer, to the equivalent Laws, forms of registration statements and registration of securities and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3.	Demand Registration.

(a)	Request by Holders. If the Company shall, at any time after the closing of a Qualified Public Offering, receive a written request from the Holders of at least twenty percent (20%) of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act covering the registration of any Registrable Securities Then Outstanding pursuant to this Section 2.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3, or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).

(b)	Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty percent (20%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 2.3.

(d)	Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) months period; provided further, that the Company shall not register any other of its Shares during such twelve (12) months period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4.	Piggyback Registrations.

(a)	The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above- described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)	Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Shares to be underwritten, the managing underwriter(s) may exclude Shares from the registration and the underwriting, and the number of Shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty percent (20%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5.	Form F-3 Registration. In case the Company shall receive from any Holder or Holders of at least twenty percent (20%) of all Registrable Securities Then Outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall:

(a)	Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefore, and any related qualification or compliance, to all other Holders of Registrable Securities.

(b)	Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)	if Form F-3 is not available for such offering by the Holders;

(ii)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)	if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) months period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other Shares during such sixty (60) day period;

(iv)	if the Company has, within the twelve (12) months period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(v)	if in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)	Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6.	Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of Shares sold in such registration by such Holder other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expense of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered, unless the Holders of at least a majority of the Registrable Securities Then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7.	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least twenty percent (20%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)	Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)	Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)	Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (A) the effective date of the registration statement covering such Registrable Securities and (B ) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8.	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9.	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)	By the Company. To the extent permitted by applicable Laws, the Company shall indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any of the losses, claims, damages, liabilities (joint or several) or legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action, to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)	any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any United States federal or state securities Laws in connection with the offering covered by such registration statement;

provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or Controlling Person of such Holder.

(b)	By Selling Holders. To the extent permitted by applicable Laws, each selling Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who Controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities (joint or several) or legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action, to which the Company or any such director, officer, legal counsel, Controlling Person, underwriter or other such Holder, partner or director, officer or Controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)	Notice. Promptly after receipt by an indemnified Party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying Party under this Section 2.9, deliver to the indemnifying Party a written notice of the commencement thereof and the indemnifying Party shall have the right to participate in, and, to the extent the indemnifying Party so desires, jointly with any other indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential conflict of interests between such indemnified Party and any other Party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying Party within a reasonable time of the commencement of any such action shall relieve such indemnifying Party of liability to the indemnified Party under this Section 2.9 to the extent the indemnifying Party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying Party shall not relieve it of any liability that it may have to any indemnified Party otherwise than under this Section 2.9.

(d)	Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified Party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified Party in circumstances for which indemnification is provided under this Section 2.9, in each such case, the indemnified Party and the indemnifying Party shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder shall be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)	Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.

2.10.	Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 or 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall be terminated on the fifth (5th) anniversary of the date of closing of a Qualified Public Offering, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.11.	No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least a majority of the Registrable Securities Then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders.

2.12.	Market Stand-Off. Each Party agrees that, so long as it holds any Shares, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it shall not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by Laws) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13.	Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)	So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

3.	PRE-EMPTIVE RIGHT.

3.1.	General. Each Preferred Holder and its permitted transferees to which rights under this Section 3 have been duly assigned in accordance with Section 6 (each, a “Pre-emptive Right Holder”) shall have the pre-emptive right to purchase such Pre-emptive Right Holder’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement (the “Pre-emptive Right”).

3.2.	New Securities. “New Securities” shall mean any Equity Securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such Equity Securities of the Company, and any securities of any type whatsoever that are, may become, convertible for or exchangeable into such Equity Securities of the Company, provided, however, that the term “New Securities” shall not include:

(a)	any Equity Securities issued pursuant to the Transaction Documents;

(b)	any Equity Securities issued upon the conversion, or exercise, of any Equity Securities that are outstanding as of the date hereof, including any Shares issued under the ODI Investor Warrants, any Ordinary Shares issued under the Yunyang Warrants, and any Ordinary Shares issued upon the conversion of the Preferred Shares;

(c)	any Shares issued in connection with any share split, share consolidation, share dividend or other similar event in which all Pre-emptive Right Holders are entitled to participate on a pro rata basis;

(d)	any securities issued pursuant to a Qualified Public Offering;

(e)	any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as approved by the Board pursuant to Section 8 of this Agreement and Regulation 10.2.A of the Memorandum and Articles;

(f)	up to 95,487,753 Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, consultants or other service providers of the Group Companies pursuant to the ESOP as approved by the Board pursuant to the Transaction Documents;

(g)	any securities issued approved by the Preferred Majority Holders, the details of which including the class, the issue price and the number of the securities and the identity of the proposed subscribing parties shall be disclosed to the Preferred Majority Holders prior to such issuance (for the avoidance of doubt, subject to and without prejudice to the other provisions of this Section 3.2, any issuance of Equity Securities that was only approved by the Board pursuant to Section 8.1 is still subject to the Pre-emptive Right of the Preferred Holders as provided under this Section 3); or

(h)	any Equity Securities issued for the consummation of the Restructuring.

3.3.	Procedures.

(a)	First Pre-emptive Right Notice. In the event that the Company undertakes any issuance of New Securities (in a single transaction or a series of related transactions), it shall give each Pre-emptive Right Holder a written notice of its intention to issue New Securities (the “First Pre-emptive Right Notice”), describing the amount and type of New Securities, the price and other material terms and conditions of the issuance, and the number of New Securities that each Pre-emptive Right Holder is entitled to subscribe hereunder. In order to exercise such Pre-emptive Right Holder’s purchase rights hereunder, each Pre-emptive Right Holder shall, within twenty (20) Business Days from the date of receipt of any such First Pre-emptive Right Notice (the “First Pre-emptive Right Election Period”), give a written notice to the Company describing the quantity of New Securities to be purchased (not to exceed such Pre-emptive Right Holder’s Pro Rata Share). Failure by any Pre-emptive Right Holder to deliver such notice to the Company within the First Pre-emptive Right Election Period shall be deemed to have waived the Pre-emptive Right of such Pre-emptive Right Holder with respect to such issuance. For the avoidance of doubt, such failure shall not affect the Pre-emptive Right of such Pre-emptive Right Holder with respect to any future issuance by the Company. If any Pre-emptive Right Holder fails to give the above required notice solely because of the Company’s failure to comply with the notice provision of this Section 3.3 the Company shall not effect the proposed issuance of any New Securities.

(b)	Second Pre-emptive Right Notice; Oversubscription. If any Pre-emptive Right Holder fails or declines to exercise its Pre-emptive Right in full in accordance with Section 3.3(a) above, the Company shall within three (3) Business Days after the expiration of the First Pre-emptive Right Election Period, give a written notice (the “Second Pre-emptive Right Notice”) to other Pre-emptive Right Holders who have exercised their Pre-emptive Right in full (the “Right Participants”) in accordance with Section 3.3(a) above. Each Right Participant shall have ten (10) Business Days from the date of the delivery of the Second Pre-emptive Right Notice (the “Second Pre-emptive Right Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to subscribe for (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant shall be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (i) the Additional Number and (ii) the product obtained by multiplying (A) the number of the remaining New Securities available for subscription by (B) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants. The Company shall notify each Right Participant in writing of the number of New Securities as determined pursuant to this Section 3.3(b) within ten (10) Business Days after the Second Pre-emptive Right Notice has been given. Each Right Participant shall be obligated to buy such number of New Securities it elects to purchase under this Section 3.3.

(c)	Issuance Closing. The Company shall sell, and each Pre-emptive Right Holder exercising its Pre-emptive Right shall purchase, the amount of New Securities determined pursuant to this Section 3.3(a) and Section 3.3(b) at the Company headquarters’ office or a mutually agreed place at a mutually agreed time (the “Issuance Closing”). At the Issuance Closing, the Company shall deliver to each such exercising Pre-emptive Right Holder (i) a certified true copy of the register of members reflecting such issuance and such exercising Pre-emptive Right Holder’s subscription, and (ii) the certificates or other instruments representing the issued securities (if certificated), free and clear of all liens and encumbrances, and each such participating Right Participants shall deliver the purchase price for the New Securities to the Company and shall make customary investment representations to the Company.

(d)	Failure to Exercise. To the extent that the Pre-emptive Right Holders have not elected to purchase all of the New Securities being offered, the Company may, within ninety (90) days after the First Pre-emptive Right Notice was given, sell the New Securities described in the First Pre-emptive Right Notice (with respect to which the Pre-emptive Right hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than that offered to the Pre-emptive Right Holders in the First Pre-emptive Right Notice; provided that the Company shall require each third party purchaser of any New Securities to execute a joinder to this Agreement. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Pre-emptive Right Holders pursuant to this Section 3.

3.4.	No Issues to Competitors. Notwithstanding anything to the contrary in this Agreement:

(a)	without the prior consent of (i) the Persons holding at least fifty percent (50%) of the then outstanding Ordinary Shares held by the Founders and their Holdcos, and (ii) the Preferred Majority Holders, none of the Group Companies may directly or indirectly issue or sell any of its Equity Securities to any Company Competitor; and

(b)	without the prior written consent of API, none of the Group Companies may directly or indirectly issue or sell any of its Equity Securities to any API Competitor.

3.5.	Termination. The provisions under this Section 3 shall terminate upon consummation of a Qualified Public Offering.

4.	TRANSFER RESTRICTIONS.

4.1.	Sale of Ordinary Shares; Notice of Sale. Subject to Section 4.6, Section 4.7, Section 4.10, Section 4.11 and Section 4.12 of this Agreement and to the extent the applicable consent under Section 4.7 is given, if any Selling Shareholder proposes to sell or Transfer any Ordinary Share Equivalents held by him or it, then such Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and each Preferred Holder prior to such sale or Transfer. The Transfer Notice shall describe in reasonable details the proposed sale or Transfer including, without limitation, the number of Offered Shares, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.2.	Right of First Refusal by Weimarer. Weimarer shall have the right, exercisable upon a written notice (the “Weimarer First Refusal Notice”) to the Selling Shareholder, the Company and each other Preferred Holder within twenty (20) Business Days after receipt of the Transfer Notice (the “Weimarer Option Period”) of its election to exercise its right of first refusal hereunder. The Weimarer First Refusal Notice shall set forth the number of Offered Shares that Weimarer wishes to purchase.

4.3.	Right of First Refusal by the Company. If Weimarer does not timely elect to purchase all of the Offered Shares pursuant to Section 4.2 above, then the Company shall have an option for a period of twenty (20) days following expiration of the Weimarer Option Period (the “Company Option Period”) to elect to purchase all or any portion of that number of the remaining Offered Shares by giving a written notice to the Selling Shareholders and each Preferred Holder other than Weimarer (the “Company First Refusal Notice”). The Company First Refusal Notice shall set forth the number of Offered Shares that the Company wishes to purchase.

4.4.	Right of First Refusal by Preferred Holder (other than Weimarer). If the Company and Weimarer do not timely elect to purchase all of the Offered Shares pursuant to Section 4.2 and Section 4.3 above, then each such Preferred Holder (other than Weimarer) shall have an option for a period of ten (10) days following the expiration of the Company Option Period (the “Option Period”) to elect to purchase all or any portion of that number of the remaining Offered Shares equivalent to the product obtained by multiplying the aggregate number of the remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Share Equivalents held by such Preferred Holder (other than Weimarer) at the time of the transaction (on an as-converted basis) and the denominator of which is the total number of Ordinary Share Equivalents owned by all Preferred Holders (other than Weimarer) at the time of the transaction (on an as-converted basis) (the “Preferred Holder First Refusal Allotment”) at the same price and subject to the same terms and conditions as described in the Transfer Notice. Such right of first refusal may be exercised as follows:

(a)	Preferred Holder First Refusal Allotment. Each Preferred Holder (other than Weimarer) shall have the right (but not the obligation) to purchase all or any portion of its Preferred Holder First Refusal Allotment, exercisable upon a written notice to that effect to the Selling Shareholder and the Company in writing before expiration of the Option Period. To the extent that any Preferred Holder does not exercise its right of first refusal to the full extent of its Preferred Holder First Refusal Allotment before expiration of the Option Period, (i) the Company shall forthwith notify each of the exercising Preferred Holders in writing specifying the number of remaining Offered Shares which are still available for purchase and (ii) each of the exercising Preferred Holders shall have the right (but not the obligation) to purchase such remaining Offered Shares on a pro rata basis, exercisable upon a written notice to that effect to the Selling Shareholder and the Company within ten (10) days after expiration of the Option Period.

(b)	Expiration Notice. Within twenty (20) days after expiration of the Option Period, the Company shall give a written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares was subscribed by the Preferred Holders exercising their rights of first refusal or (ii) that the Preferred Holders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion of the remaining Offered Shares for the purpose of the Preferred Holders’ co sale right described in Section 4.5 below.

(c)	Purchase Price. The purchase price for the Offered Shares to be purchased by the Preferred Holders exercising their right of first refusal shall be the price set forth in the Transfer Notice, and shall be payable as set forth in Section 4.4(d) below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith, which determination shall be binding upon the Company, the Preferred Holders and the Selling Shareholder, absent fraud or error.

(d)	Payment. Payment of the purchase price for the Offered Shares purchased by the Preferred Holders shall be made by wire transfer or check as directed by the Selling Shareholder within thirty (30) days following the date of the First Refusal Expiration Notice, and concurrently therewith, the Selling Shareholder shall sell and deliver the Offered Shares to such Preferred Holders, and the Company shall concurrently therewith deliver to such Preferred Holders a certified true copy of the Company’s register of members, updated to show each such Preferred Holder as the transferee and owner of the applicable number of Offered Shares it purchased under this Section 4.4.

(e)	Rights of a Selling Shareholder. If any Preferred Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date of the delivery of notice of such exercise by such Preferred Holder, the Selling Shareholder shall have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with the terms of this Agreement, and the Selling Shareholder shall forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Preferred Holder.

(f)	Application of Co-Sale Right. In the event that any Preferred Holder has not elected to purchase the Offered Shares pursuant to its right of first refusal, then the sale of the remaining Offered Shares shall become subject to the co-sale right of the Preferred Holders as set forth in Section 4.5 below.

4.5.	Co-Sale Right. To the extent that any Preferred Holder has not exercised its right of first refusal with respect to the Offered Shares, then each Preferred Holder that has not exercised its right of first refusal (each, a “Co-Sale Right Holder”) shall have the right, exercisable upon a written notice to the Selling Shareholder, the Company and each other Preferred Holder (the “Co-Sale Notice”) within twenty (20) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice given by a Co-Sale Right Holder shall set forth the number of Ordinary Share Equivalents (on both an absolute and as-converted to Ordinary Shares basis) that such Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion of such Co-Sale Right Holder. To the extent one or more of the Co-Sale Right Holders exercise such co-sale right in accordance with the terms and conditions set forth below, the number of Ordinary Share Equivalents that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a)	Co-Sale Pro Rata Portion. Each Co-Sale Right Holder may sell all or any part of that number of Ordinary Share Equivalents held by it that is equal to the Co-Sale Pro Rata Portion. To the extent that any Co-Sale Right Holder does not exercise its co-sale right to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the Co-Sale Right Holders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each Co-Sale Right Holder so that any remaining Offered Shares may be allocated to such Co-Sale Right Holders on a pro rata basis. Notwithstanding the foregoing, if the transfer of the Offered Shares by the Selling Shareholder will result in a change of Control of the Company, each Co-Sale Right Holder shall be entitled to sell all of its Ordinary Share Equivalents to the prospective purchaser, and the number of Offered Shares that the Selling Shareholder may sell pursuant to the Transfer Notice shall be correspondingly reduced; provided that, if the Ordinary Share Equivalents to be sold by the Co-Sale Right Holders exceed the maximum number of the Offered Shares identified in the Transfer Notice, such Co-Sale Right Holders shall sell its Ordinary Share Equivalents on a pro rata basis.

(b)	Transferred Shares. Each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)	the number of Ordinary Share Equivalents which such Co-Sale Right Holder elects to sell;

(ii)	that number of Preferred Shares which is at such time convertible into applicable number of Ordinary Shares (calculated on an as-converted basis in accordance with the then effective Memorandum and Articles) that such Co-Sale Right Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Section 4.5(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such Shares to the purchaser; or

(iii)	a combination of the above.

(c)	Payment to Co-Sale Right Holders. The share certificate or certificates that the Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.5(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any Share or other securities from a Co-Sale Right Holder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Share Equivalents unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Shares or other Equity Securities of the Company from such Co-Sale Right Holder.

(d)	Right to Transfer. To the extent the Preferred Holders do not elect to purchase, or to participate in the sale of, the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each Preferred Holder of the Transfer Notice, conclude a transfer of the Offered Shares under the Transfer Notice and not elected to be purchased by the Preferred Holders to the transferee identified in the Transfer Notice, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice; provided that, each such transferee, prior to and as a condition to the consummation of any transfer, shall execute and deliver to the Parties certain documents assuming the obligations of such Selling Shareholder under this Agreement and the Memorandum and Articles with respect to the Transferred Equity Securities. Any proposed transfer on terms and conditions which are materially different from or more favorable than those described in the Transfer Notice, any proposed transfer not consummated by the Selling Shareholder within such ninety (90) days period following delivery of the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Share Equivalents by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Preferred Holders, as applicable, and shall require compliance by the Selling Shareholder with the procedures described in Section 4.4 and Section 4.5 of this Agreement.

4.6.	Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Holders and other transfer restrictions under this Agreement shall not apply to (i) any sale or transfer of Ordinary Shares by a Founder or his Founder’s Holdco, for bona fide estate planning purposes, to (x) a spouse or immediately family member of such Founder or (y) a family trust of such Founder (each being a “Permitted Transferee”); provided, however, that in the event of any Transfer to a Permitted Transferee, such Founders and their Holdcos shall inform the Company and the holders of Preferred Shares of such Transfer prior to effecting it and each Permitted Transferee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Founders and their Holdco with respect to the Transferred Equity Securities; provided further, that the Selling Shareholder shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement and the other Transaction Documents; such Transferred Equity Securities shall remain “Equity Securities” hereunder, and such Permitted Transferee shall be treated as a “Founder” or a “Founder’s Holdco” for purposes of this Agreement; (ii) any sale or transfer of the Ordinary Shares of no more than three percent (3%) of the total share capital of the Company immediately after the closing of the transactions contemplated under the WP Purchase Agreement (the “WP Closing”), calculated on a fully-diluted and as converted basis (assuming the full exercise of ODI Investor Warrants and Yunyang Warrants), in aggregate (the “Unrestricted Shares”) by Mr. Yao Junhong (姚军红) and/or his Founder’s Holdco, provided that the Unrestricted Shares may only be sold or transferred after the first anniversary of the WP Closing and no more than one-third of the Unrestricted Shares shall be sold or transferred in each year following such first anniversary of the WP Closing, provided, however, in any event when Mr. Yao Junhong (姚军红) and/or his Founder’s Holdco propose to sell or transfer any Unrestricted Shares and the proposed per share purchase price for each Unrestricted Share is less than the Per Share Price as defined in the WP Purchase Agreement, such sale or transfer shall (A) be subject to the right of first refusal of each Preferred Holder and (B) follow substantially the same procedures set forth in Section 4.1, Section 4.2, Section 4.3 and Section 4.4 (other than Section 4.4(f)); and (iii) any sale or transfer of any Equity Securities of the Company by any Investor to any of its Affiliate.

4.7.	Prohibited Transfers.

(a)	Except for transfer as provided in Section 4.6 above, none of the Founders, their Holdcos and any other Selling Shareholder may, without the prior written consent of the Preferred Majority Holders, Transfer through one or a series of transactions any Equity Securities of the Company now or hereafter held by him to any Person prior to a Qualified Public Offering.

(b)	Any attempt by a Party to Transfer any Equity Securities of the Company in violation of this Section 4 shall be void and the Company hereby agrees it shall not effect such a transfer nor shall it treat any alleged transferee as the holder of such Equity Securities without the written consent of the Preferred Majority Holders.

(c)	Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein but subject to Section 4.6, without the prior written approval of the Preferred Majority Holders, (i) none of the Group Companies shall, nor shall any of them cause or permit any other Person to, Transfer through one or a series of transactions any Ordinary Shares Equivalents or any Equity Securities of any Group Company (other than those held by any Preferred Holder) to any Person, (ii) neither of the Founders shall Transfer through one or a series of transactions any Equity Securities of his Holdco, and (iii) none of the Founders and their Holdcos shall, nor shall any of them cause or permit any other Person to, Transfer through one or a series of transactions any Equity Securities of any PRC Group Company to any Person. Any transfer in violation of this Section 4.7(c) shall be void and each Group Company, each Founder and his Holdco hereby agrees that it shall not effect such sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposition nor shall it treat any alleged transferee as the holder of such Equity Securities unless in accordance with this Section 4.7(c).

4.8.	Legend.

(a)	If and as determined by the Board, each certificate representing the Ordinary Shares (other than those held by any Preferred Holder) shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT AND SHARE RESTRICTION AGREEMENT, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF THE COMPANY.”

(b)	If and as determined by the Board, the register of members of the Company shall be annotated with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE ORDINARY SHARES IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT AND A SHARE RESTRICTION AGREEMENT, AS AMENDED, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF THE COMPANY.”

(c)	Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Sections 4.8(a) and 4.8(b) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9.	Transfer of Preferred Shares.

(a)	Notwithstanding anything herein to the contrary, but subject to Sections 4.10, 4.11 and 4.12, each of the Series G Holders, Series F Holders, Series E Holders and Series E-3 Holders shall be entitled to Transfer all or any portion of its Series G Preferred Shares, Series F Preferred Shares, Series E Preferred Shares, Series E-3 Preferred Shares or the applicable Conversion Shares to its Affiliate(s) or any third party, provided that such third party agrees in writing to be subject to the terms and conditions of this Agreement and the Memorandum and Articles.

(b)	Each of the Series A Holders and Series B Holders shall be entitled to transfer all or any portion of its Series A-1 Preferred Shares, Series A-2 Preferred Shares and/or Series B Preferred Shares or the applicable Conversion Shares (the “Transferred Pre-Series C Preferred Shares”) to its Affiliate(s) or any third party by giving written notice to the other Shareholders (the “Pre-Series C Preferred Shares Transfer Notice”), provided that: (i) if such transfer is made to any third party other than the transferring holder’s Affiliate, (A) (x) each of the Series G Holders, Series F Holders, Series E Holders and Series E-3 Holders shall have a first-ranking right of first refusal with respect to the Transferred Pre-Series C Preferred Shares by giving written notice to the transferring holder within twenty (20) Business Days upon receipt of the Pre-Series C Preferred Shares Transfer Notice; if more than one Series G Holder, Series F Holder, Series E Holder or Series E-3 Holder chooses to exercise such right of first refusal, they shall be entitled to purchase up to such number of the Transferred Pre-Series C Preferred Shares in proportion to their then respective Ordinary Share Equivalents (on an as-converted basis); (y) in the event that the Series G Holder, Series F Holders, Series E Holders and Series E-3 Holders choose not to, or do not fully, exercise their first-ranking right of first refusal during such twenty (20) Business Day period, each of the Series D Holders and Series D-1 Holders shall have a second-ranking right of first refusal with respect to the remaining Transferred Pre-Series C Preferred Shares by giving written notice to the transferring holder during the period beginning from the twenty-first (21st) Business day and ending on the fortieth (40th) Business Day upon receipt of the Pre-Series C Preferred Shares Transfer Notice; if more than one Series D Holder and/or Series D-1 Holder chooses to exercise such right of first refusal, they shall be entitled to purchase up to such number of the remaining Transferred Pre-Series C Preferred Shares in proportion to their then respective Ordinary Share Equivalents (on an as-converted basis); and (B) if any Series G Holder, Series F Holder, Series E Holder, Series E-3 Holder, Series D-1 Holder or Series D Holder does not choose to exercise such right of first refusal, each such Series G Holder, Series F Holder, Series E Holder, Series E-3 Holder, Series D-1 Holder or Series D Holder shall have a co-sale right to participate in such transfer together with the transferring holder on a pro-rata basis (obtained by multiplying (x) the aggregate number of the Transferred Pre-Series C Preferred Shares by (y) a fraction, the numerator of which is the number of Ordinary Share Equivalents (on an as-converted basis) owned by such Series G Holder, Series F Holder, Series E Holders, Series E-3 Holders, Series D-1 Holders or Series D Holders at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Share Equivalents (on an as-converted basis) at the time owned by the transferring Series A Holders and Series B Holders and the Series G Holder, Series F Holder, Series E Holders, Series E-3 Holders, Series D-1 Holders and Series D Holders exercising the co-sale right hereunder), by giving written notice to the transferring holder within forth (40) Business Days upon receipt of the Pre-Series C Preferred Shares Transfer Notice, and (ii) such third party agrees in writing to be subject to the terms and conditions of this Agreement and the Memorandum and Articles.

(c)	Each of the Series D Holders shall be entitled to transfer all or any portion of its Series D Preferred Shares or the Conversion Shares (the “Transferred Series D Preferred Shares”) to its Affiliate(s) or any third party by giving written notice to the other Shareholders (the “Series D Preferred Shares Transfer Notice”).

(d)	Each of the Series D-1 Holders shall be entitled to transfer all or any portion of its Series D-1 Preferred Shares or the Conversion Shares (the “Transferred Series D-1 Preferred Shares”) to its Affiliate(s) or any third party by giving written notice to the other Shareholders (the “Series D-1 Preferred Shares Transfer Notice”), provided that: (i) if such transfer is made to any third party other than the transferring holder’s Affiliate and provided further that Weimarer holds any Series E Preferred Shares, (A) Weimarer shall have a right of first refusal with respect to the Transferred Series D-1 Preferred Shares by giving written notice to the transferring holder within twenty (20) Business Days upon receipt of the Series D-1 Preferred Shares Transfer Notice, and (B) if Weimarer does not choose to exercise such right of first refusal, it shall have a co-sale right to participate in such transfer together with the transferring holder on a pro-rata basis (obtained by multiplying (x) the aggregate number of the Transferred Series D-1 Preferred Shares by (y) a fraction, the numerator of which is the number of Ordinary Share Equivalents (on an as-converted basis) owned by Weimarer at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Share Equivalents (on an as-converted basis) at the time owned by the transferring Series D-1 Holders and Weimarer), by giving written notice to the transferring holder within twenty (20) Business Days upon receipt of the Series D-1 Preferred Shares Transfer Notice, and (ii) such third party agrees in writing to be subject to the terms and conditions of this Agreement and the Memorandum and Articles.

4.10.	No Transfers to API Competitors. Notwithstanding anything to the contrary in this Agreement, so long as API and its Affiliates (whether individually or collectively) hold no less than ten percent (10%) of the total issued share capital of the Company (calculated on a fully-diluted and as-converted basis, assuming the full exercise of ODI Investor Warrants and Yunyang Warrants), without the prior written consent of API, no Shareholder may directly or indirectly Transfers through one or a series of transactions any Equity Securities of the Company now or hereafter held by it to any API Competitor.

4.11.	No Transfer to Transfer Company Competitor. Notwithstanding anything to the contrary in this Agreement, at any time prior to the consummation of a Qualified Public Offering, no Shareholder, without the prior written consent of the Persons holding at least fifty percent (50%) of the then outstanding Ordinary Shares held by the Founders and their Holdcos, may directly or indirectly Transfer through one or a series of transactions any Equity Securities of the Company now or hereafter held by it to any Transfer Company Competitor.

4.12.	Transfer Triggering Change of Control Event. Notwithstanding anything to the contrary in this Agreement however subject to Section 5, none of the Shareholders may, without the prior written consent of the Persons holding at least fifty percent (50%) of the then outstanding Ordinary Shares held by the Founders and their Holdcos, Transfer any Equity Securities of the Company, whether through a single transaction or a series of transactions, if such Transfer would trigger a Change of Control Event. For the avoidance of doubt, any transaction conducted pursuant to Section 5 shall not be subject to any consent required under this Section 4.13.

4.13.	Termination. The provisions under this Section 4 shall terminate upon consummation of a Qualified Public Offering.

4.14.	Exempt Transfer. Regardless of anything else contained herein, this Section 4 shall not apply with respect to a transfer made pursuant to Section 5 of this Agreement.

5.	DRAG ALONG RIGHT

5.1.	Drag Along Right. Subject to Section 5.2 below, in the event that the holders of a majority of all the then outstanding Shares (including the Preferred Majority Holders) (the “Drag Along Shareholders”), approve a sale of the Company to a Person (the “Drag Along Purchaser”) (whether structured as a merger, reorganization, asset sale, stock sale or otherwise), in which a Person, or a group of related Persons, acquires shares representing fifty percent (50%) or more of the outstanding voting power or share capital of the Company or substantially all assets of the Company (a “Drag Along Transaction”), then, in any such event, upon written notice from such Drag Along Shareholders (the “Drag Along Notice”) requesting them to do so, each of the other Shareholders shall (i) vote, or give his written consent with respect to, all the Equity Securities held by him in favor of such proposed Drag Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag Along Transaction; (iii) transfer the same percentage of securities as the Drag Along Shareholders in the event that a proposed Drag Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag Along Transaction, including without limitation amending the then existing Memorandum and Articles, unless the Company, the holders of Ordinary Shares or any Affiliate of the Founders elect to purchase the Preferred Shares by giving the Preferred Holders, a written and binding offer to purchase such Preferred Shares within thirty (30) Business Days following the receipt of the Drag Along Notice, at the same price as proposed by the Drag Along Purchaser. In any such Drag Along Transaction, (i) each such dragged Shareholder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Along Shareholders’ out-of-pocket fees and expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each such dragged Shareholder shall severally but not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Drag Along Transaction (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder) but only up to the net proceeds paid to such Shareholder in connection with such Drag Along Transaction. In the event that any such dragged Shareholder fails for any reason to take any of the foregoing actions within thirty (30) Business Days after receiving the Drag Along Notice, such Shareholder hereby grants an irrevocable power of attorney and proxy to any Director approving the Drag Along Transaction to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof. The Company, the Founders and the Holdcos shall use commercially reasonable efforts to cause all security holders holding more than one percent (1%) of the Ordinary Shares outstanding (on an as-converted basis) to be subject to the obligations set forth in this Section 5.1. Notwithstanding anything to the contrary in this Agreement, (i) each Shareholder agrees to make only representations and warranties relating to its respective ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by it; and (ii) each Shareholder’s liability for indemnification for such Drag Along Transaction shall be limited to only such Shareholder’s respective applicable shares in proportion to, and in any event not exceeding, the amount of consideration received by such Shareholder in connection with such Drag Along Transaction. Any Shareholder shall not be required to make any covenant subjecting itself or any of its respective Affiliates to provisions relating to the activities of the portfolio companies of themselves or any of their respective Affiliates, any non-solicitation, non-hiring, or non-competition provisions in connection with the Drag Along Transaction.

5.2.	Trigger Event. The Drag Along Shareholders shall not be entitled to exercise the rights set out in Section 5.1 unless (i) such rights are exercised after the second (2nd) anniversary of the Closing, and (ii) the offering price per share for the Drag Along Transaction, as appropriately adjusted for any share subdivision, combination, recapitalization or similar event, reflects an equity valuation equal to or more than US$4,960,616,610 of the Company, pursuant to and immediately prior to the consummation of the Drag Along Transaction.

5.3.	Termination. The provisions under this Section 5 shall terminate upon consummation of a Qualified Public Offering.

6.	ASSIGNMENT AND AMENDMENT.

6.1.	Assignment. Notwithstanding anything herein to the contrary:

(a)	Information Rights; Inspection Rights; Registration Rights. The Information Rights and Inspection Rights under Section 1.1 may be assigned by any Preferred Holder to the transferee of its Shares so long as the transfer of such holder’s Shares is permitted hereunder. The registration rights of the Holders under Section 2 may be assigned to any other Holder or to any Person acquiring the Registrable Securities; provided, however, that(i) in either case no Party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning Party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; (ii) any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6; and (iii) in the event of assignment of the registration rights of a Holder under Section 2, such assignment (A) is in connection with a transfer of all the Registrable Securities owned by such Holder, (B) involves a transfer of at least 10,000,000 shares of Registrable Securities, or (C) is to constituent partners or shareholders who agree to act through a single representative.

(b)	Other Preferred Rights. The rights of the Pre-emptive Right Holders under Section 3, the rights of the Preferred Holders under Section 4 and the rights of Drag Along Shareholders under Section 5 are fully assignable to a transferee in connection with a transfer of Shares of the Company by such Pre-emptive Right Holders, Preferred Holders or Drag Along Shareholders so long as the transfer of such holder’s Shares is permitted hereunder; provided, however, that (i) no Party may be assigned any of the foregoing rights unless the Company is given written notice by such Pre-emptive Right Holders, Preferred Holders or Drag Along Shareholders stating the name and address of the assignee and identifying the Shares of the Company as to which the rights in question are being assigned, and (ii) that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. Unless otherwise expressly provided hereunder, without the prior written consent of the Founders, other preferred rights belonging specifically to each named Preferred Holder may not be assigned to the transferee of its Preferred Shares; provided, however, that all the preferred rights are fully and freely assignable by a Preferred Holder to its Affiliates and not subject to any consent from the Founders.

(c)	Other Rights Not Assignable. Unless otherwise expressly provided hereunder and without prejudice to Section 6.1(b), the rights and obligations of the Founders, the Holdcos and the Group Companies shall not be assignable without the prior written consent of the Preferred Majority Holders.

6.2.	Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Preferred Majority Holders; and (iii) the Persons holding at least 50% of the then outstanding Ordinary Shares held by the Founders and their Holdcos; provided, however, that (A) no amendment or waiver shall be effective or enforceable in respect of a Founder, a Holdco or a holder of any particular series of Preferred Shares of the Company if such amendment or waiver affects such Founder, Holdco or holder, respectively, materially and adversely differently from the other Founders, Holdcos or holders of the same series of Preferred Shares, respectively, unless such Founder, Holdco, or holder consents in writing to such amendment or waiver, and (B) any provision that specifically and expressly gives a right to a holder of Preferred Shares shall not be amended or waived without the prior written consent of such holder. Notwithstanding the foregoing, any Party hereto may waive any of its/his rights hereunder without obtaining the consent of any Parties. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon each Party and its assigns.

If the Company has, in its first new round of equity financing after the Series F Closing, issued a new series or sub-series of preferred shares (i) at a per share price that is higher than one hundred and twenty-five percent (125%) of the Series F Issue Price (as defined in the Memorandum and Articles), and (ii) which rank pari passu with the Series F Preferred Shares with respect to liquidation priority (as set forth in Section 1 of Schedule A to the Memorandum and Articles) or priority in redemption in the event of insufficient funds (as set forth in Section 3(d) of Schedule A to the Memorandum and Articles), each Shareholder hereby acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, the Memorandum and Articles shall be revised to provide for pari passu ranking between all Series E-3 Preferred Shares and all Series F Preferred Shares with respect to liquidation priority and/or priority in redemption in the event of insufficient funds, as applicable.

7.	CONFIDENTIALITY AND NON-DISCLOSURE.

7.1.	Disclosure of Terms. The Financing Terms, including their existence, and any information provided by one Party to any other Party in connection with this Agreement or the transactions contemplated by the Financing Terms shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include (i) any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder, (ii) information which a restricted Party learns from a third party having the right to make the disclosure, provided that the restricted Party complies with any restrictions imposed by the third party, and (iii) information which is rightfully in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation.

7.2.	Press Releases, etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Company, API, WP and Weimarer. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Company, API, WP and Weimarer. Any such press release or announcement naming PV (whether as an investor or Shareholder of the Company or otherwise) shall be subject to the prior written consent of PV.

7.3.	Permitted Disclosures. Notwithstanding the foregoing, (a) any Party may disclose any of the Financing Terms to its current or bona fide prospective investors, partners, shareholders, investment bankers, lenders and Representatives and (b) without limiting the generality of the provisions in paragraph (a) above, each of the Preferred Holders shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their respective fund manager, other funds managed by their respective fund manager(s) and their respective investors, direct or indirect shareholders and Representatives (the aforementioned Persons that may receive the Financing Terms, collectively, “Fund Reporting Persons”); provided that, in each case only where such Persons or entities are under strict non-disclosure obligations substantially similar to those set forth in this Section 7. Notwithstanding the foregoing sentence, if any of the aforementioned Persons is an API Competitor, without the prior written consent of API, none of the Financing Terms may be disclosed to such Person; provided, however, that each of WP and Mengyuan may disclose the Financing Terms to any of its Fund Reporting Persons provided that in case that any special inquiry or investigation is proposed to be made by any API Competitor that is also a WP’s Fund Reporting Person or Mengyuan’s Fund Reporting Person, WP and/or Mengyuan shall give a five (5) Business Days’ prior written notice to API with respect to any Financing Terms shared as a result of such special inquiry or investigation.

7.4.	Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of the transaction documents related to Preferred Shares, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms or confidential information hereof, such Party (the “Disclosing Party”) shall, to the extent permitted by law, provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

7.5.	Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate non-disclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

7.6.	Affiliates. Each Party shall cause each of its Affiliates having access to the Financing Terms or confidentiality information hereunder to comply with all of the restrictions, limitations and obligations set forth in this Section 7 as if it were a party hereto.

7.7.	Survival. The obligations of the Parties under this Section 7 shall survive the termination of this Agreement.

8.	PROTECTIVE PROVISIONS.

8.1.	Matters Requiring Approval By Super Majority of Directors. In addition to such other limitations as may be provided in the Memorandum and Articles and this Agreement and subject to Section 8.5 hereof, without the prior affirmative approval of Super Majority of Directors, the Company shall not, and shall cause each Group Company not to, take any action (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment to its organizational documents or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving any Group Company:

(a)	any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any of holders of Series A-2 Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E-1 Preferred Shares, Series E-2 Preferred Shares, Series E-3 Preferred Shares, Series F Preferred Shares, Series G Preferred Shares or other series of preferred shares of the Company (for the avoidance of doubts, pursuant to Clause 9(c) of the Memorandum and Articles, such change shall also require the written consent of the holders of at least two-thirds (2/3) of all outstanding corresponding Preferred Shares, and such change with respect to (1) the holders of Series D Preferred Shares shall also require the written consent of API; (2) the holders of Series D-1 Preferred Shares shall also require the written consent of WP; (3) the holders of Series E-2 Preferred Shares shall also require the written consent of Weimarer and WP; (4) the holders of Series F Preferred Shares shall also require the written consent of the Series F Majority Holders; and (5) the holders of Series G Preferred Shares shall also require the written consent of the Series G Majority Holders.

(b)	the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with any Series A-2 Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E-1 Preferred Shares, Series E-2 Preferred Shares, Series E-3 Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, or other series of preferred shares of the Company or any new issuance of debt or Equity Securities (or warrants, options or similar rights to acquire such securities) of the Company other than (i) issuances to employees, directors, consultants and other service providers pursuant to the ESOP approved pursuant to the Transaction Documents, (ii) issuances of any Ordinary Shares upon conversion of the Preferred Shares, or (iii) any issuance made pursuant to the Transaction Documents;

(c)	any repurchase or redemption of any Equity Securities of the Company (other than pursuant to the terms herein, or conditions upon which such Equity Securities are issued and in both cases in accordance with the re-purchase or redemption provisions in the Memorandum and Articles or other constitutional documents) and the issuance of Equity Securities with such rights of repurchase or redemption;

(d)	any stock split, share consolidation or stock dividend, reclassification or other forms of restructuring of capital of the Company;

(e)	any acquisition, merger, sale, consolidation, joint venture, establishment of any subsidiary, or branch, strategic alliance of any Group Company with or into one or more entities or any other transaction or series of related transactions (including the sale or exclusive licensing of substantially all of the intellectual property assets of the Company to a third party);

(f)	any transaction or series of related transactions (including the sale or exclusive licensing of substantially all of the intellectual property assets of the Group Companies to a third party) by any Group Company, which shall constitute a Change of Control Event, or in which the relevant Group Company or its shareholders immediately prior to such transaction shall not, as a result of or subsequent to the transaction, hold a majority of the voting power or share capital of the surviving or resulting entity;

(g)	any increase or decrease in the number of directors of the Board of the Company or any change to the rule of appointment of Directors;

(h)	any public offering of any debt or equity securities of the Company, selection of the underwriters or listing exchange, or approval of the valuation or any material terms and conditions for an initial public offering;

(i)	granting or extension by any Group Company of any loan or guarantee for indebtedness in excess of US$1,000,000 in the aggregate to any third party;

(j)	creation of any liens over assets of any Group Company except to serve any indebtedness otherwise permitted or approved pursuant to paragraph (i);

(k)	the liquidation, dissolution or winding-up of any Group Company or appointment of a receiver, administrator or other form of external manager for such an event, or effect any other transaction constituting a “Liquidation Event” (as defined in the Memorandum and Articles);

(l)	the declaration or payment of a dividend on any Ordinary Shares or Preferred Shares of the Company;

(m)	adoption of or amendment to the annual budget or business plan of the Group Companies, or the taking of any action inconsistent with the approved annual budget or business plan, or approve or incur any spending that would exceed the amount approved in the then current annual budget;

(n)	any amendment, alteration or repeal of any provision of the Memorandum and Articles or other constitutional documents of any Group Company (including but not limited to increasing or decreasing the authorized number of members of the board of directors of any Group Company);

(o)	any increase of the authorized number of the Ordinary Shares or any securities convertible into Ordinary Shares;

(p)	appointment or replacement or material change or amendment of the terms of employment of (including with respect to annual bonus or grant of any other benefit) any key employees (including but not limited to the chief executive officer, the chief financial officer, the chief operating officer, the chief risk officer, the chief technology officer, the general manager and the other Senior Managers) of any Group Company;

(q)	any change of the principal business of the Group Companies, or the entry into a new line of business, or ceasing to conduct or carry on its business substantially as currently conducted by the Group Companies;

(r)	appointment or removal of any auditor of any Group Company or any material amendment or change to the accounting or financial policies or principles of any Group Company, or change in the financial year, or change any risk management policies of any Group Company;

(s)	the alternation of the terms of the current ESOP or the design, adoption, settlement or alternation of any other bonus or profit sharing scheme or any other employee share option or share participation scheme or any other employee incentive scheme (including the adoption, or amendment to any terms of any individual employee incentive arrangement that (A) involves a senior management team member, directors, employees, consultants and other service providers of any Group Company, or (B) falls outside of, or is inconsistent with the terms of, any previously approved employee incentive plan or bonus or profit sharing scheme);

(t)	equity investment in or purchasing debenture of any third party involving an amount in excess of US$4,000,000;

(u)	incurrence, creation or authorization of any debt (including without limitation the issuance of any debt securities) if the Group Companies’ aggregate indebtedness would exceed US$1,000,000, except for those included in the annual budget of the Company approved pursuant to this Agreement and the Memorandum and Articles and any accounts payable incurred in the ordinary course of business of the Company;

(v)	any transaction between any Group Company and any Interested Party, and involving an amount in excess of US$5,000,000 (except for any transaction between any Group Company and any API’s Affiliates or any Weimarer’s Affiliates in the ordinary course of business);

(w)	commencement, termination or settlement of any material litigation or arbitration;

(x)	the exercise of the Company’s rights under Section 4.3 or Section 5.1;

(y)	purchase or disposal of business or assets in excess of US$2,000,000;

(z)	other transactions that is outside the ordinary course of business or involving exclusive relationship;

(aa)	effecting any of the foregoing, as applicable, with respect to any direct or indirect Subsidiary or Affiliate of any Group Company; and (bb) agreeing, undertaking or commitment to do any of the forgoing.

8.2.	Matters Requiring Approval By Majority of Directors. In addition to such other limitations as may be provided in the Memorandum and Articles and this Agreement and subject to Section 8.5 hereof, without the prior affirmative approval of Majority of Directors, the Company shall not, and shall cause each Group Company not to, take any action (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment to its organizational documents or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving any Group Company:

(a)	purchase or disposal of business or assets in excess of US$500,000 but not exceeding US$2,000,000;

(b)	equity investment in or purchasing debenture of any third party involving an amount in excess of US$1,000,000 but no more than US$4,000,000;

(c)	other transactions that is outside the ordinary course of business and involving an amount in excess of US$1,000,000;

(d)	any increase in compensation of any employee of any Group Company with monthly salary of at least RMB100,000 by more than thirty percent (30%) in a twelve (12) months period;

(e)	any transaction between any Group Company and any Interested Party, and involving an amount in excess of US$1,000,000 but no more than US$5,000,000 (except for any transaction between any Group Company and any API’s Affiliates or any Weimarer’s Affiliates in the ordinary course of business);

(f)	effecting any of the foregoing, as applicable, with respect to any direct or indirect Subsidiary or Affiliate of the Company; and

(g)	agreeing, undertaking or commitment to do any of the forgoing.

8.3.	Notwithstanding any other provisions in this Agreement, where any act or matter specified in Section 8.1, Section 8.2 and Section 8.4 hereof requires a special resolution of the members of the Company in accordance with the company laws of the Cayman Islands, and the approval of Super Majority of Directors or Majority of Directors, as applicable, has not yet been obtained, and where a meeting of shareholders is convened to consider such matters, the holders of the then outstanding Shares voting against the resolution shall have the same number of votes as all Shareholders of the Company who vote in favor of the resolution plus one.

8.4.	In addition to such other limitations as may be provided in the Memorandum and Articles and this Agreement and subject to Section 8.5 hereof, without the prior affirmative approval of the Preferred Majority Holders, the Company shall not, and shall cause each Group Company not to, take any action (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment to its organizational documents or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves the following transactions involving any Group Company:

(a) any transaction or series of related transactions (including the sale or exclusive licensing of substantially all of the intellectual property assets of the Group Companies to a third party) by any Group Company, which shall constitute a Change of Control Event, or in which the relevant Group Company or its shareholders immediately prior to such transaction shall not, as a result of or subsequent to the transaction, hold a majority of the voting power or share capital of the surviving or resulting entity with an implied pre-money valuation of the Company with per Share price less than the per Share issue price with respect to the latest round of financing of Company (subject to adjustment any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting such Shares); or (b) any new issuance Equity Securities (or warrants, options or similar rights to acquire such securities) of the Company without consideration or for a consideration per Share less than the per Share issue price with respect to the latest round of financing of Company (subject to adjustment any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting such Shares), if such new issuance Equity Securities would trigger a Change of Control Event.

8.5.	Notwithstanding anything to the contrary in this Agreement, any and all actions taken by the Company pursuant to the Restructuring are not subject to any approval or consent contemplated under Section 8.1, 8.2 and 8.4 hereof.

9.	GENERAL PROVISIONS.

9.1.	Notices.

(a)	Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other Party, upon delivery; (ii) when sent by email at the email address as set forth in Exhibit B hereto, upon receipt of confirmation of error-free transmission; (iii) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Exhibit B; or (iv) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties as set forth in Exhibit B with next Business Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

(b)	Each Person making a communication hereunder by email shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by email pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses set forth in Exhibit B, or designate additional addresses, for purposes of this Section 9.1 by giving the other Party written notice of the new address in the manner set forth above.

9.2.	Entire Agreement. Except as otherwise provided herein, this Agreement, the other Transaction Documents, together with all the exhibits and schedules hereto and thereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations, written or oral, between or among any of the Parties respecting the subject matter hereof.

9.3.	Governing Law. This Agreement and all the exhibits and schedules hereto shall be governed by and construed exclusively in accordance with the Hong Kong Laws without regard to its conflicts of laws principles.

9.4.	Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

9.5.	Third Parties. A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance to enforce any of its terms, except to the extent set out in Section 1.2 in connection with the rights of each Investor Director, the Shareholder with the right to designate such Investor Director (but not such Investor Director) shall have the exclusive right (but not the obligation) to conduct any action to enforce such rights for and on behalf of each such Investor Director. The Parties hereby expressly agree that: (i) the rights of the Parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any Person who is not a party to this Agreement; and (ii) any Person who is not a party to this Agreement shall not be entitled to assign any of its rights under this Agreement.

9.6.	Successors and Assigns. Subject to the provisions of Section 6.1 and regardless of anything else contained herein, the provisions of this Agreement shall inure to the benefit of, and shall bind upon, the successors and permitted assigns of the Parties hereto.

9.7.	Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement. Unless a provision hereof expressly provides otherwise: (a) the term “or” is not exclusive; (b) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (c) the masculine, feminine, and neuter genders will each be deemed to include the others; and (d) references to the words “include” and “including” are illustrative, do not limit the sense of the words preceding them and shall be deemed to include the expression “without limitation”.

9.8.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9.	Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Shares of such class or series of Shares by such subdivision, combination or share dividend.

9.10.	Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliates or Persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.11.	Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control among the Shareholders of the Company. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency.

9.12.	Dispute Resolution.

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the Parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The first two (2) arbitrators shall select the third arbitrator; provided that if the first two (2) arbitrators cannot agree on a third arbitrator within five (5) Business Days, the Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong and fluent in English and Mandarin. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.12 shall prevail.

(d)	Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(e)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award; all such requested information and documents can be provided in English or Chinese with equal legal validity.

(f)	Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)	The losing party in any dispute shall be required to pay any fees required by the arbitrator and any legal fees and expenses incurred by the prevailing party to the dispute.

9.13.	Anti-Corruption Undertakings and Compliance.

(a)	The Company undertakes that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective Representatives to, offer, promise, authorize or make any payment of anything of value to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Public Official, to (i) obtain any improper advantage; (ii) affect or influence any act of decision of that third party; (iii) assist the Group Companies in obtaining or retaining business for, with, or directing business to any Person. or otherwise be in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law (as amended). The Company further undertakes that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law (as amended). The Company further undertakes that it shall, and shall cause each of its Subsidiaries and Affiliates to, design, implement and maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law (as amended).

(b)	Without limiting the foregoing, the Shareholders shall not make any Prohibited Payments, and shall procure and ensure that the Company and its Representatives shall not make any Prohibited Payments. For purposes of this Section 9.13, “Prohibited Payments” means any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Public Official (including to or for the use or benefit of any other Person if the Company or any of its Representatives knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Public Official), for the purpose of influencing any act or decision or omission of any Public Official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Company or any of its Affiliates.

(c)	The Group Companies shall, and each Founder and Holdco shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, each Founder, each Holdco and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

9.14.	Use of API Marks. Following the date hereof, without the prior written consent of API/ its Affiliates, none of the Shareholders, the Group Companies shall, and each foregoing Persons shall cause any of its Affiliates not to, (i) use in advertising, publicity, announcements, or otherwise, the name of API or any of its respective Affiliates, either alone or in combination of, including but without limitation, “Alibaba”, “Ali”, “Taobao”, “Tao”, “Tmall”, “Alimama”, “Koala Global”, “1688”, “Taote”, “Taocaicai”, “AliExpress”, “Lazada”, “Fliggy”, “Freshippo”, “Alibaba Cloud”, “Damo Academy”, “T-head”, “DingTalk”, “YOUKU”, “LingxiGames”, “Damai”, “AMAP”, “UC”, “Ant”, “Ant Group”, “Alipay”, “Antchain”, “Zhima Credit”, “MYbank”, “OCEANBASE”, “Anext”, “WorldFirst”, “Zoloz”, “Koubei”, “Eleme”, “CAINIAO” and the corresponding Chinese/foreign characters and devices for the above brands, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by API or any of its respective Affiliates, or (ii) represent, directly or indirectly, that any products or services provided by any Group Company have been approved or endorsed by API or any of its Affiliates.

9.15.	United States Tax Matters.

(a)	None of the Group Companies will (and each Founder and Holdco shall cause the Group Companies not to) take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(b)	The Company (and each Founder and Holdco shall cause the Company to) shall use and cause each of its Subsidiaries to use its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(c)	The Company shall (and each Founder and Holdco shall cause the Company to) use its best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or any Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (A) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (B) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under U.S. Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor.

(d)	Each of the Founders represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Founders shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(e)	The Company shall (and each Founder and Holdco shall cause the Company to) comply and cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares inform the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

(f)	Each Investor is hereby designated as the U.S. tax matters shareholder and shall be only person authorized to (A) make on behalf of the Company or any Group Company any and all U.S. tax elections, including but not limited to any entity classification election under U.S. Treasury Regulations Section 301.7701-3 and (B) provide on behalf of the Company and any Group Company any and all information necessary to file, or assist with the filing of, all U.S. tax documentation, including a request for taxpayer identification number.

(g)	Each Group Company shall (and each Founder and Holdco shall cause each Group Company to) (A) meet all payment, withholding, and other tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing) as required under the Laws of the jurisdictions where the Group Company operates; (B) at all times deal at arm’s length with any other Group Company, (C) retain an accounting firm of recognized standing with respect to tax matters in any jurisdiction where the Group Company operates to handle all of its tax compliance matters in such jurisdiction, (D) refrain from entering into tax sharing agreements or otherwise guarantee another Person’s liability with respect to taxes (other than in the ordinary course of business consistent with past practice) and (E) refrain from entering into any transactions primarily motivated for the purpose of illegally reducing or evading taxes.

9.16.	Internal Control System. The Group Companies shall, and each Founder and Holdco shall cause the Group Companies to, maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, accounting and risk management that meets international standards of good practice and is reasonably satisfactory to WP to provide reasonable assurance that (a) transactions by it are executed in accordance with management’s general or specific authorization, (b) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the applicable accounting standards and to maintain asset accountability, (c) access to assets of it is permitted only in accordance with management’s general or specific authorization, (d) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (e) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (f) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

9.17.	Intellectual Property Protection. The Group Companies shall, and each Founder and each Holdco shall cause the Group Companies to, take all reasonable steps to protect their respective material intellectual property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee holding a position of “P8”, “M8”, “F8”or equivalent level or above in each Group Company and consultant (if necessary) of each Group Company to enter into an employment agreement, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to WP and Weimarer.

9.18.	Non-compete. Unless each of WP, PV and Weimarer consents in writing, each Founder (a) so long as such Founder is an employee of a Group Company, shall devote his or her full time and attention to the business of the Group Companies and will use his or her best efforts to develop the business and interests of the Group Companies, and (b) so long as such Founder is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for two (2) years after such Founder is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause his Affiliate or Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by such Founder, directly or indirectly, of less than one percent (1%) of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company. The Founders expressly agree that the limitations set forth in this Section 9.19 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section 9.19 is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 9.19 will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 9.19 shall be enforceable by each of the Group Companies and the Investors separately and independently.

Prior to a Qualified Public Offering, if any Preferred Holder, either on its own account or through any of its Affiliates or in conjunction with or on behalf of any other Person, (i) make equity/debt investment in, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of any Investment Company Competitor, (ii) establish any long-term or strategic cooperation relationship with any Investment Company Competitor, in each case without the prior written consent from the Persons holding at least 50% of the then outstanding Ordinary Shares held by the Founders and their Holdcos, then such Preferred Holder shall immediately cease to be entitled to the Information Rights, Inspection Rights, rights to require special audit or rights to appoint director(s) or observer(s) held by such Preferred Holder (if any) under Section 1.1, and Section 1.2(a) of this Agreement and Section 8.1 of the Memorandum and Articles. Notwithstanding the foregoing, the Parties agree and acknowledge that API shall not be subject to the restrictions set forth in clause (i) and clause (ii).

9.19.	Use of “Warburg Pincus” Name or Logo. Without the prior written consent of WP, and whether or not it or any Affiliate thereof is then a Shareholder of the Company, no Party hereto other than WP itself shall or shall permit any Affiliate thereof to use, publish or reproduce the name or logo of WP, including without limitation, “Warburg Pincus”, “WP”, “华平投资 ” and “华平”, or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements).

9.20.	Use of “Primavera” Name or Logo. Without the prior written consent of PV, and whether or not it or any Affiliate thereof is then a Shareholder of the Company, no Party hereto other than PV itself shall or shall permit any Affiliate thereof to use, publish or reproduce the name or logo of PV, including without limitation, “Primavera”, “PV”, “春华资本” and “春华”, or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements).

9.21.	Use of “Creditease” Name or Logo. Without the prior written consent of CE Fintech, and whether or not CE Fintech then holds any shares of the Company, directly or indirectly, none of the Group Companies or any shareholders of the Company shall use, publish, reproduce, distribute, display or perform the name, service names, product names, trademarks, logos, emblems, domain names or any other similar names, trademarks, logos or identifiable descriptions of CE Fintech (including any CE Fintech’s Affiliates), including but not limited to Creditease, in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.22.	Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

9.23.	Joint and Several Liability. The Founders shall cause the Group Companies and the Holdcos to carry out all their obligations and responsibilities under this Agreement and the Founders, the Group Companies and the Holdcos shall bear joint and several liability hereunder; provided that if any Preferred Holder or its Affiliates (collectively, the “Indemnified Parties”) suffer any Indemnifiable Loss attributable to the Group Companies, such Indemnified Parties shall first seek indemnification from the Group Companies; if the Group Companies are found liable to such Indemnified Parties and do not have sufficient resources or otherwise fail to indemnify such Indemnified Parties, such Indemnified Parties may then seek indemnification from the Founders and the Holdcos; provided further that in the absence of any fraud, willful misconduct, willful default, willful misrepresentation or gross negligence on the part of a Founder or the Holdco Controlled by such Founder, the maximum liability of indemnification to be assumed by such Founder and the corresponding Holdco to all of the Indemnified Parties shall in no event exceed the value of Ordinary Shares of the Company directly and indirectly held by such Founder and the corresponding Holdco at the time of such indemnification. Each Investor undertakes that it shall, and shall cause the directors appointed by such Investor to the board of directors of the Company to, give consents and take actions necessary for the Founder’s and the respective Holdco’s disposition of such Ordinary Shares of the Company in order to assume such Liability of indemnification.

9.24.	Future Significant Holders. If so requested by the Preferred Majority Holders at their sole discretion, the Company shall cause a future holder of more than one percent (1%) of the Company’s Ordinary Shares or a future holder of Equity Securities convertible, exchangeable or exercisable for more than one percent (1%) of the Company’s Ordinary Shares (in any case, as designated by the Preferred Majority Holders and other than the Investors) to enter into this Agreement and become subject to the terms and conditions hereof as a holder of Ordinary Shares. The Parties hereby agree that such future holders shall become parties to this Agreement by executing a counterpart of this Agreement in a standard and customary form reasonably satisfactory to the Preferred Majority Holders, without any amendment of this Agreement, or any consent or approval of any other party.

9.25.	Post-closing Voting Mechanism. The Investors agree that following the Closing, the Investors shall discuss with the Company in good faith about the adoption of a dual-class voting mechanism by the Company and use commercially reasonable efforts to, within three (3) months following the Closing, reach a consensus with the Company and approve the relevant resolutions for the adoption of such dual-class voting mechanism, provided that each Investor shall maintain its veto rights (if applicable), which shall be in form and substance satisfactory to such Investor, over key matters of the Company after such dual-class voting mechanism having been put into place. Each Investor agrees that it will not unreasonably withhold its consent to a dual-class voting mechanism that is consistent with the prevailing market practice.

9.26.	CSRC Matters. If the Company shall comply with Laws promulgated by the China Securities Regulatory Commission (“CSRC”) in connection with its overseas public offering, each Shareholder shall, and shall use commercially reasonable efforts to procure its direct and indirect equity holders to, cooperate with the Company in furtherance of its public offering process including without limitation providing necessary information and confirmation about their identity and equity holding, and take necessary actions to ensure that the identity or status of any of its direct or indirect equity holders would not impede the public offering process of the Company.

— REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK —

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:	DSC HOLDINGS LTD.

	By:	/s/ Yao Junhong
	Name:	YAO JUNHONG (姚军红)
	Title:	Director

BVI SUBSIDIARY 1:	SOUCHE GROUP LIMITED

	By:	/s/ Yao Junhong
Name:
Title:

BVI SUBSIDIARY 2:	DASOUCHE GROUP LIMITED

	By:	/s/ Yao Junhong
Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HK SUBSIDIARY 1:	SOUCHE NEW LIMITED

	By:	/s/ Yao Junhong
	Name:	YAO JUNHONG (姚军红)
	Title:	Director

HK SUBSIDIARY 2:	DASOUCHE LIMITED

	By:	/s/ Yao Junhong
Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HOLDCOS:	BINARY SKY LIMITED

	By:	/s/ Yao Junhong
	Name:	YAO JUNHONG (姚军红)
	Title:	Director

DREAM CAR LIMITED

	By:	/s/ Zhang Liyu
	Name:	ZHANG LIYU (张立宇)
	Title:	Director

FOUNDERS:

/s/ Yao Junhong
YAO JUNHONG (姚军红)

/s/ Zhang Liyu
ZHANG LIYU (张立宇)

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CHEHANG 168 LTD

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SECOND LAKE LIMITED

By:	/s/ Dai Jianchun
Name:	DAI JIANCHUN
Title:	Director

FERRY VENTURE WX I HOLDING CO., LTD.

By:	/s/ Wang Xuefeng
Name:	WANG XUEFENG
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

MORNINGSIDE CHINA TMT FUND II, L.P.,
a Cayman Islands exempted limited partnership

By :

MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership, its general partner

By :

TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company, its general partner in on

/s/ Jill Marie Franklin
Jill Marie Franklin
Director/Authorised Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

MORNINGSIDE CHINA TMT TOP UP FUND, L.P.,
a Cayman Islands exempted limited partnership

By:

MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership, its general partner

By:

TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company, its general partnerin in on

/s/ Jill Marie Franklin
Name:	Jill Marie Franklin
Title:	Director/Authorised Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

MSVC SPF I, L.P.
a Cayman Islands exempted limited partnership

By :

MSVC SPF I GP, L.P.
a Cayman Islands exempted limited partnership, its general partner

By :

TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company, its general partner in in on

/s/ Jill Marie Franklin
Name:	Jill Marie Franklin
Title:	Director/Authorised Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

API (HONG KONG) INVESTMENT LIMITED

By:	/s/ Richard Lin
Name:	Richard Lin
Title:	Authorised Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Crystal Gem Holdings Limited

By:	/s/ David Sreter
Name:	David Sreter
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PV Milky Way Limited

By:	/s/ Ena Leung Wai Yin
Name:	Ena Leung Wai Yin
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PV Gearbox II Limited

By:	/s/ Ena Leung Wai Yin
Name:	Ena Leung Wai Yin
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SAVVY SWIFT LIMITED

By:	/s/ CHONG Tin Lung Benny
Name:	CHONG Tin Lung Benny
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLEARVUE DSC HOLDINGS, LTD.

By:	/s/ William Apollo Chen
Name:	William Apollo Chen
Title:

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CE FINTECH I LIMITED PARTNERSHIP

By:	/s/ Dennis Cong
Name:	Dennis Cong
Title	Managing Partner

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Doyen Cygnus Education Fund, L.P.

By:	/s/ Jin Ming
Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Enatime Investments Limited

By:	/s/ Tsz Fan Loi
Name:	Tsz Fan Loi
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Jade Treasure Developments Limited

By:	/s/ Sheng Shiyi
Name:	SHENG SHIYI
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CYGNUS EQUITY SPORT I, L.P.

By:	/s/ Jin Ming
Name:
Title:

CYGNUS EQUITY SPORT II, L.P.

By:	/s/ Jin Ming
Name:
Title:

Cygnus Equity Fund IV, L.P.

By:	/s/ Jin Ming
Name:	JIN Ming
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WEIMARER LIMITED

By:	/s/ Zou Yuqing
Name:	ZOU YUQING
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Mengyuan I Equity Investment L.P.

By:	/s/ Wang Guiya
Name:	Wang Guiya (王贵亚)
Title:	Authorised Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

LF SG Nio Co., Ltd

By:	/s/ Ning Ma
Name:	Ning Ma
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Fulton Venture Limited

By:	/s/ Patrick Zhong
Name:	Patrick Zhong
Title:	Authorised Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Cicero Assets Limited

By:	/s/ Sun Yanting
Name:	Sun Yanting
Title:	Authorized Representative

By:	/s/ Denis Moiseychev
Name:	Denis Moiseychev
Title:	Authorized Representative

Flarensi Holdings Limited

By:	/s/ Sun Yanting
Name:	Yanting Sun
Title:	Authorized Representative

By:	/s/ Denis Moiseychev
Name:	Denis Moiseychev
Title:	Authorized Representative

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Sunshine Life Insurance Corporation Limited
(阳光人寿保险股份有限公司)

By:	/s/ Li Ke
Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Matrix Partners China II Hong Kong Limited

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Tenzing Holdings 2011 Ltd.

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Cornerstone (HK) Investment Limited

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Hina Group Fund II, LP

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Renren CHYP Holdings Inc.

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Hina Hongtao Investments Limited

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Sky Harmony Ventures Limited

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Ample Automotive Holdings Limited

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Jiaheda Holdings Limited

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SPACEWALK INTERNATIONAL LIMITED
(天行国际有限公司)

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Jin Capital Limited

By:	/s/ Yao Junhong
Name:	YAO JUNHONG (姚军红)
Title:	Authorized Signatory

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CTZC Limited

By:	/s/ Zhang Minglin
Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement - DSC Holdings Ltd.

EXHIBIT A

DEFINITIONS

“268V Sellers”	means, Morningside China TMT Fund II, L.P., Matrix Partners China II Hong Kong Limited, Tenzing Holdings 2011 Ltd. Cornerstone (HK) Investment Limited, Hina Group Fund II, LP, Hina Hongtao Investments Limited, Renren CHYP Holdings Inc. and BRIGHT GAIN GROUP LIMITED, and each of the 268V Seller’s successors and permitted assigns.

“Additional Number”	has the meaning set forth in Section 3.3(b).

“Affiliate” of a given Person	means, (a) in the case where such given Person is not a natural person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such given Person, or (b) in the case where such given Person is a natural person, (i) a Relative of such given Person, or (ii) any other Person that is Controlled by such given Person and his Relatives, whether individually or collectively. Without limiting the generality of the foregoing, in the case of each Investor, the term “Affiliate” also includes (A) any shareholder of such Investor, (B) any of such shareholder’s or Investor’ general partners or limited partners, (C) the fund manager managing or advising such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed or advised by such fund manager, and (D) trusts controlled by or for the benefit of any such Person referred to in (B), (C) or (D), but excludes, for the avoidance of doubt, any portfolio companies of such Investor and portfolio companies of any affiliated investment fund or investment vehicle of such Investor. For the avoidance of doubt, unless the context requires otherwise, Affiliates of a Group Company shall not include any holder of the Preferred Shares.

“API”	has the meaning set forth in the Preamble.

“API Competitors”	has the meaning set forth in Exhibit C.

“Associate” of a given Person	means (a) a corporation or organization of which such given Person is an officer or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of any class of outstanding Equity Securities (on a fully-diluted and as-converted basis, assuming the full exercise of ODI Investor Warrants and Yunyang Warrants) or voting power, (b) any trust or other estate in which such given Person has a substantial beneficial interest or as to which such given Person serves as trustee or in a similar capacity, or (c) any Relative of such given Person.

Exhibit A

“Big Four Firm”	means any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG and PricewaterhouseCoopers, including their local Affiliates.

“BVI Subsidiaries”	means BVI Subsidiary 1 and BVI Subsidiary 2.

“BVI Subsidiary 1”	has the meaning set forth in the Preamble.

“BVI Subsidiary 2”	has the meaning set forth in the Preamble. “Board” or “Board of Directors” has the meaning set forth in the Recitals. “Board Committee” has the meaning set forth in Section 1.2(d).

“Business Day”	means a day (other than a Saturday or Sunday) that banks located in the Cayman Islands, Hong Kong, Singapore or the PRC are generally open for business.

“CE Fintech”	has the meaning set forth in the Preamble.

“CFC”	means a controlled foreign corporation as defined in the Code.

“Change of Control Event”	means, any event, transaction or action that would result in a Person (other than the Founders and their Affiliates), together with its Affiliates, directly or indirectly Controlling (as defined below) the Company.

“Closing”	has the meaning set forth in the Series G Preferred Shares Purchase Agreement by and among the Company, CTZC and certain other parties dated as of April 4, 2023 (the “Series G Purchase Agreement”).

“CMBI”	has the meaning set forth in the Preamble.

Exhibit A

“Code”	means the United States Internal Revenue Code of 1986, as amended.

“Company”	has the meaning set forth in the Preamble.

“Company First Refusal Notice”	has the meaning set forth in Section 4.3.

“Company Option Period”	has the meaning set forth in Section 4.3.

“Company Competitor”	means any Person or any company Controlled by the Person who is engaged in any of the following businesses in the PRC that competes with the Company: (a) providing software solutions and services to used-car dealers or automobile dealers, (b) publishing or acting as an agent to publish used-cars or new vehicles advertisements, (c) used-cars brokerage, (d) appraisal and assessment of used-cars and (e) acting as an agent for vehicles lending business, and vehicles financial leasing services.

“Control” of a given Person	means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, including the possession, directly or indirectly, of the power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or of more than fifty percent (50%) of the outstanding share capital of such Person or the power to control the composition of the board of directors or similar governing body of such Person; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Conversion Shares”	means the Ordinary Shares issued or issuable upon conversion of any Preferred Shares and the ODI Investor Warrant Shares (if applicable) (with each of such Conversion Shares being referred to as a “Conversion Share”).

“Co-Sale Notice”	has the meaning set forth in Section 4.5.

“Co-Sale Right Holder”	has the meaning set forth in Section 4.5.

Exhibit A

“Co-Sale Pro Rata Portion” of a Co-Sale Right Holder	means the product obtained by multiplying (a) the aggregate number of the Offered Shares subject to the co-sale right under Section 4.5 by (b) a fraction, the numerator of which is the number of Ordinary Share Equivalents (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Share Equivalents (on an as-converted basis) at the time owned by all Co-Sale Right Holders and the Selling Shareholder.

“Co-Sale Right Period”	has the meaning set forth in Section 4.5.

“Disclosing Party”	has the meaning set forth in Section 7.4.

“Directors”	means collectively the Ordinary Shareholder Directors (as set forth in Section 1.2(a)(i)) and the Investor Directors (as set forth in Section 1.2(a)(vi)).

“Direct US Investor”	has the meaning set forth in Section 9.17(c).

“Domestic Enterprises”	has the meaning set forth in the Preamble.

“Drag Along Notice”	has the meaning set forth in Section 5.1.

“Drag Along Purchaser”	has the meaning set forth in Section 5.1.

“Drag Along Shareholder”	has the meaning set forth in Section 5.1.

“Drag Along Transaction”	has the meaning set forth in Section 5.1.

“Equity Securities”	means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

Exhibit A

“ESOP”	means such share option plans, share incentive scheme or other schemes and agreements of similar nature approved by the Board of Directors or the compensation committee of the Board of Directors (as the case may be) pursuant to which shares or options for shares are issued or granted to the directors, officers, employees, consultants and/or other service providers of the Group Companies.

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute.

“Existing Preferred Holders”	means the Shareholders who, as of the date hereof, hold any Preferred Share (other than Series F Preferred Shares and Series G Preferred Shares).

“FCPA”	means the Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

“Financing Terms”	means the terms and conditions of this Agreement, the other Transaction Documents, the share purchase agreements with respect to the issue of other series of Preferred Shares and all exhibits and schedules attached to such agreements.

“First Refusal Expiration Notice”	has the meaning set forth in Section 4.4(b).

“Ferry Venture”	has the meaning set forth in the Preamble.

“First Pre-emptive Right Election Period”	has the meaning set forth in Section 3.3(a).

“First Pre-emptive Right Notice”	has the meaning set forth in Section 3.3(a).

Exhibit A

“Form F-3”	means, for purpose of Section 2, such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“fully-diluted and as-converted basis”	has the meaning set forth in the Memorandum and Articles.

“Founders”	has the meaning set forth in the Preamble.

“Fund Reporting Persons”	has the meaning set forth in Section 7.3.

“GAAP”	means the accounting principles generally accepted in the PRC.

“Governmental Authority”	means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction.

“Group Companies”	means, collectively, the Company, the BVI Subsidiaries, the HK Subsidiaries and any Subsidiaries of the foregoing from time to time (with each of such Group Companies being referred to as a “Group Company”).

“HKIAC”	has the meaning set forth in Section 9.12(b).

“HK Subsidiaries”	means HK Subsidiary 1 and HK Subsidiary 2.

“HK Subsidiary 1”	has the meaning set forth in the Preamble.

Exhibit A

“HK Subsidiary 2”	has the meaning set forth in the Preamble.

“HZ WFOE 1”	has the meaning set forth in the Preamble.

“HZ WFOE 2”	has the meaning set forth in the Preamble.

“HZ WFOE 3”	has the meaning set forth in the Preamble.

“Holder”	means, for purpose of Section 2, any Person owning or having the right to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with this Agreement.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People Republic of China.

“IFRS”	means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Investment Company Competitors”	has the meaning set forth in Exhibit E (with each of such Investment Company Competitors being referred to as a “Investment Company Competitor”).

“Indemnifiable Loss”	means, with respect to any Person, any action, claim, cost, damage, deficiency, disbursement, expense, liability, loss, obligation, penalty or settlement of any kind or nature or Taxes imposed on or otherwise incurred or suffered by such Person, including without limitation, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement and Taxes payable by such Person by reason of the indemnification. Indemnifiable Loss shall not include any loss for any consequential, exemplary, punitive, special, incidental or indirect damages, nor for any lost profits or revenues or diminution in value.

“Indirect US Director”	has the meaning set forth in Section 9.17(c).

Exhibit A

“Information Rights”	has the meaning set forth in Section 1.1(a)(vi).

“Initiating Holders”	has the meaning set forth in Section 2.3(b).

“Inspection Rights”	has the meaning set forth in Section 1.1(c).

“Interested Party”	the Founders, the Holdcos, Key Employees (as defined in the Series G Purchase Agreement), any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Investors”	means Second Lake, Ferry Venture, API, Cygnus Fund, WP, PV, VMS, Kaiming, 5Y, CE Fintech, CMBI, Weimarer, Mengyuan, Country Garden, LF, Better Linkage Limited, Doyen Cygnus Education Fund, L.P., Enatime Investments Limited, Souza Investments Limited, and Jade Treasure Developments Limited and CTZC.

“Kaiming”	has the meaning set forth in the Preamble.

“Law” or “law”	means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common or customary law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure of any Governmental Authority.

“Mengyuan”	has the meaning set forth in the Preamble.

“Majority of Directors”	means such number of Directors that equals to or more than the outcome of (x) the total number of the Directors on the Board at relevant time, minus (y) four (4).

“Memorandum and Articles”	means the second amended and restated memorandum and articles of association of the Company adopted by a special resolution passed by members of the Company, with effect from and upon the date hereof, as may be amended, restated, supplemented or otherwise modified.

Exhibit A

“5Y”	has the meaning set forth in the Preamble.

“New Securities”	has the meaning set forth in Section 3.2.

“Non-compete Preferred Holders”	means any Preferred Holder who does not either on its own account or through any of its Affiliates or in conjunction with or on behalf of any other Person (i) make equity/debt investment in, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of any Investment Company Competitor, (ii) establish any long-term or strategic cooperation relationship with any Investment Company Competitor.

“Non-Disclosing Parties”	has the meaning set forth in Section 7.4.

“ODI Investors”	means API, Sunshine, Cygnus Equity Sport II, L.P., Ample Automotive Holdings Limited and Jiaheda Holdings Limited.

“ODI Investor Warrants”	means the Series D Warrants issued to API and certain other warrants to purchase certain number of Shares issued by the Company to the other ODI Investors.

“ODI Investor Warrant Shares”	means certain number of Shares that the holders of the ODI Investor Warrants shall be entitled to purchase under the ODI Investor Warrants, including the Series D Warrant Shares.

“Offered Shares”	means, for purpose of Section 4, the Ordinary Share Equivalents to be sold or transferred by the Selling Shareholder (with each of such Offered Shares being referred to as an “Offered Share”).

“Option Period”	has the meaning set forth in Section 4.4.

Exhibit A

“Ordinary Share Equivalents”	means (a) the Company’s outstanding Ordinary Shares, (b) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares, (c) the Ordinary Shares issuable upon exercise of outstanding options or warrants, and (d) the Ordinary Shares issuable upon conversion of any outstanding convertible securities.

“Ordinary Shares”	means the ordinary shares, par value US$0.0001 per share, of the Company (with each of such Ordinary Shares being referred to as an “Ordinary Share”).

“Parties”	means any named parties to this Agreement and their respective successors and permitted assigns (with each of such Parties being referred to as a “Party”).

“Permitted Transferee”	has the meaning set forth in Section 4.6.

“Person”	means any natural person, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PFIC”	means passive foreign investment company as defined in the Code.

“PFIC Shareholder”	has the meaning set forth in Section 9.17(c).

“PRC”	means, for the purpose of this Agreement and the other Transaction Documents, the People’s Republic of China, excluding Hong Kong, Taiwan and Macau Special Administrative Region of the People’s Republic of China.

“PRC Group Companies”	means all the Group Companies established in the PRC (with each of such PRC Group Companies being referred to as a “PRC Group Company”).

“Preferred Holders”	means holders of any Preferred Shares (which, for the avoidance of doubt, shall include each Investor and its permitted transferee); and a “Preferred Holder” means any one of them.

“Preferred Holder First Refusal Allotment”	has the meaning set forth in Section 4.4.

Exhibit A

“Preferred Majority Holders”	means collectively (a) the holder(s) of at least two-thirds (2/3) of the outstanding Series A-2 Preferred Shares and Series B Preferred Shares (counting on an aggregated and as converted basis), (b) API, (c) WP, (d) Weimarer and (e) the Series F Majority Holders. For the purposes of this Agreement, “Series F Majority Holders” means PV, provided that if, at any time during the period commencing from PV becoming a holder of Series F Preferred Shares and ending on the date that is four (4) months after the first issuance of Series F Preferred Shares, the number of Series F Preferred Shares then held by PV and its Affiliates is (i) less than one-fourth (1/4) of the total issued and outstanding Series F Preferred Shares as of such date (excluding any Series F Preferred Shares originally issued in connection with the Company’s acquisition transactions with respect to the 268V Limited and Beijing Yunche.com Network Technology Co., Ltd. (北京运车网网络科技有限公司)), and (ii) less than the number of Series F Preferred Shares that have been issued by the Company to any other Person (other than Weimarer or its Affiliate), then Series F Majority Holders shall, from and after such time, mean the holder(s) of at least one-half (1/2) of the outstanding Series F Preferred Shares.

“Preferred Shares”	means Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E Preferred Shares, Series E-3 Preferred Shares, Series F Preferred Shares, Series G Preferred Shares and any other series of preferred shares of the Company (with each of such Preferred Shares being referred to as a “Preferred Share”).

“Previous Shareholders Agreement”	has the meaning set forth in Recitals.

“Pre-emptive Right”	has the meaning set forth in Section 3.1.

“Pre-emptive Right Holder”	has the meaning set forth in Section 3.1.

Exhibit A

“Pre-Series C Preferred Shares Transfer Notice”	has the meaning set forth in Section 4.9 (b).

“Pro Rata Share” of a Pre-emptive Right Holder	means, for purpose of Section 3, the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis, assuming the full exercise of ODI Investor Warrants and Yunyang Warrants) held by such Pre-emptive Right Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis, assuming the full exercise of ODI Investor Warrants and Yunyang Warrants) then outstanding immediately prior to the issuance of New Securities giving rise to the Pre-emptive Right.

“Public Official”	means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“PV”	has the meaning set forth in the Preamble.

“Qualified Public Offering”	means a fully underwritten public offering of the Shares or other Equity Securities of the Company on New York Stock Exchange, NASDAQ or the Stock Exchange of Hong Kong or other recognized regional or national securities exchanges as approved by the Board (including the affirmative votes of Super Majority of Directors) that has been registered under the applicable securities Laws with a pre-offering valuation of the Company of at least US$4,000,000,000 and gross proceeds to the Company in excess of US$400,000,000 or such a less market capitalization or gross proceeds as approved by the Board (including the affirmative votes of Super Majority of Directors), provided that such offering satisfies the foregoing market capitalization and gross proceeds requirements and is fully underwritten.

Exhibit A

“Registrable Securities”	means, for purpose of Section 2, (a) any Ordinary Shares issued or issuable pursuant to conversion of any share of Preferred Shares issued (i) under the share purchase agreements with respect to the issue of any Preferred Shares (other than Series G Preferred Shares) or the Transaction Documents, or (ii) pursuant to the Pre-emptive Right, (b) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, in exchange for or in replacement of any Preferred Shares described in sub-clause (a) above, and (c) any other Ordinary Shares owned or hereafter acquired by a Preferred Holder. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

“Registrable Securities Then Outstanding”	means, for purpose of Section 2, the Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

“Registration”	means, for the purpose of Section 2, a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act, and the term “register”, “registered”, or “registration” in Section 2 has the meaning correlative to the foregoing.

“Registration Expenses”	means, for purpose of Section 2, all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Relative”	means, with respect to a natural person, (a) his spouse (a spouse for the purposes of this definition means a person cohabiting with him as a spouse, whether legally registered or not), (b) his (or his spouse’s) child, step-child, parent, step-parent, sibling, step-sibling, grandchildren, step-grandchildren, uncle, aunt, nephew or niece, whether natural or adopted, or (c) the spouse of any of the persons referred to in clause (b) above (with all of the persons set out in (a), (b) and (c) above being collectively referred to as the “Relatives”).

Exhibit A

“Representatives” of a given Person	means the directors, officers, employees, independent contractors, agents, consultants, advisors and other representatives of such given Person, including legal counsel, accountants, and financial advisors.

“Request Notice”	has the meaning set forth in Section 2.3(a).

“Restricted Business”	has the meaning set forth in Section 9.20.

“Restructuring”	means a corporate restructuring of the Souche Cayman and its subsidiaries and affiliates on the terms and conditions approved by the Board of the Souche Cayman pursuant to which (i) the non-financial businesses of the Souche Cayman and its subsidiaries and affiliates are transferred to the Company and (ii) all the shares of the Company are distributed ratably to the shareholders of the Souche Cayman.

“Reminbi” and “RMB”	mean the official currency for the time being of the PRC. “Right Holder” or “Right Holders” has the meaning set forth in Section 1.1.

“Right Participants”	has the meaning set forth in Section 3.3(b).

“SEC”	means the U.S. Securities and Exchange Commission., and the term “Commission” has the meaning correlative to the foregoing.

“Second Lake”	has the meaning set forth in the Preamble.

“Second Pre-emptive Right Notice”	has the meaning set forth in Section 3.3(b).

Exhibit A

“Second Pre-emptive Right Period”	has the meaning set forth in Section 3.3(b).

“Securities Act”	means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder”	means, for purpose of Section 4, any Shareholder (other than the Preferred Holders or any successor or permitted assign of the Preferred Holders) that proposes to sell or transfer any Ordinary Share Equivalents.

“Selling Expenses”	means, for purpose of Section 2, all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

“Senior Managers”	means vice presidents and above positions of the Group Companies.

“Series A Holders”	means the holders of Series A-1 Preferred Shares, Series A-2 Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series A Preferred Shares”	means collectively the Series A-1 Preferred Shares and Series A-2 Preferred Shares.

“Series A-1 Preferred Shares”	means the Series A-1 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series A-1 Preferred Shares being referred to as a “Series A-1 Preferred Share”).

“Series A-2 Preferred Shares”	means the Series A-2 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series A-2 Preferred Shares being referred to as a “Series A-2 Preferred Share”).

Exhibit A

“Series B Holders”	means the holders of Series B Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series B Preferred Shares”	means the Series B preferred shares, par value US$0.0001 per share, of the Company (with each of such Series B Preferred Shares being referred to as a “Series B Preferred Share”).

“Series D Holders”	means the holders of Series D Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series D-1 Holders”	means the holders of Series D-1 Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series D Preferred Shares”	means the Series D preferred shares, par value US$0.0001 per share, of the Company (with each of such Series D Preferred Shares being referred to as a “Series D Preferred Share”), including the Series D Warrant Shares (assuming the full exercise of the Series D Warrants). For clarity, the Series D Preferred Shares on an as-converted basis shall include the Ordinary Shares as converted from the Series D Warrant Shares (assuming the full exercise of the Series D Warrants).

“Series D Preferred Shares Transfer Notice”	has the meaning set forth in Section 4.9(c).

“Series D Warrants”	means certain warrants to purchase certain Series D Preferred Shares issued by the Company.

“Series D Warrant Shares”	means the Series D Preferred Shares that the holders of the Series D Warrants shall be entitled to purchase under the Series D Warrants.

“Series D-1 Preferred Shares”	means the Series D-1 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series D-1 Preferred Shares being referred to as a “Series D-1 Preferred Share”).

Exhibit A

“Series D-1 Preferred Shares Transfer Notice”	has the meaning set forth in Section 4.9(d).

“Series E Holders”	means the holders of Series E-1 Preferred Shares, Series E-2 Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series E Preferred Shares”	means, collectively, the Series E-1 Preferred Shares, Series E-2 Preferred Shares.

“Series E-1 Preferred Shares”	means the Series E-1 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series E-1 Preferred Shares being referred to as a “Series E-1 Preferred Share”).

“Series E-2 Preferred Shares”	means the Series E-2 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series E-2 Preferred Shares being referred to as a “Series E-2 Preferred Share”).

“Series E-3 Holders”	means the holders of Series E-3 Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series E-3 Preferred Shares”	means the Series E-3 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series E-3 Preferred Shares being referred to as a “Series E-3 Preferred Share”).

Exhibit A

“Series F Closing”	has the meaning set forth in the Series F Preferred Shares Purchase Agreement by and among Souche Cayman, AMG Global M&A Investment Fund SPC FOR AND ON ACCOUNT OF GREAT CHINA TMT OPPORTUNITIES INVESTMENT FUND SP (formerly known as ICBC GLOBAL M&A INVESTMENT FUND SPC FOR AND ON ACCOUNT OF GREAT CHINA TMT OPPORTUNITIES INVESTMENT FUND SP) and certain other parties dated as of September 20, 2018.

“Series F Holders”	means the holders of Series F Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series F Preferred Shares”	means the Series F preferred shares, par value US$0.0001 per share, of the Company (with each of such Series F Preferred Shares being referred to as a “Series F Preferred Share”).

“Series G Holders”	means the holders of Series G Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 6.

“Series G Majority Holder”	means the holder(s) of at least one-half (1/2) of the outstanding Series G Preferred Shares

“Series G Preferred Shares”	means the Series G preferred shares, par value US$0.0001 per share, of the Company (with each of such Series G Preferred Shares being referred to as a “Series G Preferred Share”).

“Shareholders”	means the holders of any Share (with each of such Shareholders being referred to as a “Shareholder”).

“Shares”	means, collectively, the Ordinary Shares, the Preferred Shares and any other Equity Securities of the Company (with each of such Shares being referred to as a “Share”).

“Significant Influence”of a Person on a given entity

means the power to participate in, but not control, the financial and operation policy decisions of such given entity, including without limitation, the power to designate director(s) to the board of directors or similar governing body of such given entity, participate in formulating policies of such given entity, exchange management personnel with such given entity and cause such given entity to depend on the technology of such Person.

“Sub Board”	has the meaning set forth in Section 1.4.

“Subsidiary”	means, with respect to any given Person (the “subject entity”), any other Person that is Controlled directly or indirectly by such subject entity, including but not limited through the ownership of more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital, through contractual arrangements or by consolidating the financial statements of such Person into that of the subject entity in accordance with the GAAP (with reconciliations to IFRS) or IFRS (in each case applied on a consistent basis).

“Super Majority of Directors”	means such number of Directors that equals to or more than the outcome of (x) the total number of the Directors on the Board at relevant time, minus (y) one (1);

“Transfer”	means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, without limitation, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees, or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntarily, involuntarily or by operation of law, directly or indirectly.

“Transfer Company Competitors”	has the meaning set forth in Exhibit D (with each of such Transfer Company Competitors being referred to as a “Transfer Company Competitor”).

“Transaction Documents”	means, collectively, the Series G Purchase Agreement, this Agreement, the Memorandum and Articles, each of such agreements and documents as contemplated by, and/or annexed and exhibited to any of the foregoing.

“Transfer Notice”	has the meaning set forth in Section 4.1.

“Transferred Pre-Series C Preferred Shares”	has the meaning set forth in Section 4.9(b).

Exhibit A

“Transferred Series D Preferred Shares”	has the meaning set forth in Section 4.9(c).

“Transferred Series D-1 Preferred Shares”	has the meaning set forth in Section 4.9(d).

“Unrestricted Shares”	has the meaning set forth in Section 4.6.

“US” or “U.S.”	means the United States of America.

“U.S. Dollars” or “US$”	means the official currency of the United States of America.

“United States Person”	means United States person as defined in Section 7701(a)(30) of the Code.

“Violation”	has the meaning set forth in Section 2.9(a).

“VMS”	has the meaning set forth in the Preamble.

“Weimarer”	has the meaning set forth in the Preamble.

“Weimarer Directors”	has the meaning set forth in Section 1.2.

“Weimarer First Refusal Notice”	has the meaning set forth in Section 4.2.

“Weimarer Option Period”	has the meaning set forth in Section 4.2.

“WP”	has the meaning set forth in the Preamble.

“WP Closing”	has the meaning set forth in Section 4.6.

“WP Director”	has the meaning set forth in Section 1.2(a).

“WP Purchase Agreement”	means the Series D-1 Preferred Share Purchase Agreement dated as of March 8, 2017 by and among the Holdcos, the Founders and WP.

“Yunyang Warrant”	means certain warrants to purchase 2,507,698 Ordinary Shares issued by the Company to the relevant parties in connection with the transaction in which Souche Cayman acquired 100% equity interests of Beijing Yunyang Information Technology Co., Ltd. (北京云漾信息科技有限公司).

Exhibit A

EXHIBIT B

NOTICES

IF TO THE GROUP COMPANIES, THE FOUNDERS AND THE HOLDCOS:

Attention: Zhang Liyu

Address: No. 175, Wuchang Avenue, Yuhang District, Hangzhou, China (中国杭州市余杭区五常大道175号)

Tel: [*****]

Email: [*****]

IF TO SECOND LAKE AND FERRY VENTURE:

Attention: Hongyan Tang

Address: Room 325, R&D Plaza, Wenzhuang Road, Yixing Economic Development Zone, Jiangsu

Tel: [*****]

Email: [*****]

IF TO 5Y:

Attention: Stephanie, TANG

Address: Suite 905-6 on the 9th Floor of ICBC Tower, Three Garden Road, Hong Kong

Tel: [*****]

E-mail: [*****]

Exhibit B

IF TO API:

Attention: Enterprise Development Department, CHEN Yulan (陈宇兰)

With a copy to:

Legal and Compliance Department, TANG Weichen (唐维琛)

Address: Ant A Space, 569 Xixi Road, Xihu District, Hangzhou, PRC (中国浙江省杭州市西湖区西溪路569号蚂蚁A空间)

Tel: [*****]

Email: [*****]

IF TO WP:

Address: c/o Warburg Pincus LLC 450 Lexington Avenue, New York NY, USA 10017

Tel: [*****]

Fax: [*****]

Attention: [*****]

With a copy to:

Attention: Victor Shen

Address: c/o Warburg Pincus Asia LLC, Suite 6703, Two IFC, Hong Kong

Tel: [*****]

Fax: [*****]

Email: [*****]

IF TO PV:

Address: Primavera Capital Group, 48/F, China World Tower 3, No. 1 Jianguomenwai Avenue, Beijing, China 100004 Attention: Stephen Zhang

Email: [*****]

With a required copy to (which shall not constitute notice):

Attention: Yang Wang

Email: [*****]

Exhibit B

IF TO VMS:

Attention: Gary LEUNG; Shirley Liu

Email: [*****]

With a copy to:

Attention: Jason LAU

Email: [*****]

IF TO KAIMING:

Address: Unit 10D, Building 2, YouYou Century Plaza,428 Sounth Yanggao Road, Pudong, Shanghai, China 200127

Tel: [*****]

Attention: Quan LI

Email: [*****]

If to CE Fintech:

Address: 9th Floor, Tower 3, China Central Palace77 Jianguo Road, Chaoyang District, Beijing, China, 100022

Tel: [*****]

Attention: Yuning Feng(冯宇宁)

Email: [*****] With a copy to:

Attention: MEI XU

Email: [*****]

Exhibit B

If to Cygnus Fund:

Address: Rm 2908, China Insurance Building, 166 Lujiazhui Rd (E), Pudong District, Shanghai, PR China

Tel: [*****]

Attention: Mary Zha

Email: [*****]

If to Weimarer:

Address: 76th Floor, The Center, 99 Queen’s Road Central, Hong Kong

Fax: [*****]

Attention: Zou Yuqing

Email: [*****]

If to CMBI

Address: 46th Floor, Champion Tower, 3 Garden Road, Central, Hong Kong

Fax: [*****]

Attention: Jiang Rongfeng

Email: [*****]

If to Country Garden

Address: 39/F., One Exchange Square, Central, Hong Kong

Fax: [*****]

Attention: Qin Liangliang

Email: [*****]

Exhibit B

If to Mengyuan

Address: 10/F, Baowu Building, C12 Jianguomen Outer Street, Chaoyang District, Beijing, PR China (中国北京市朝阳区建国门外大街丙12号宝武大厦10号)

Tel: [*****]

Attention: Yingjie Zhai (翟英杰)

Email: [*****]

If to LF

Address: Floor 5, Bonade Plaza, Building 10, Area 3, Anzhen Xili, Chaoyang District, Beijing, PRC

Tel: [*****]

Attention: Ms. Yue Qian

 Email: [*****]

If to Fulton

Address: Zhongchen Road No.655, Songjiang, Shanghai, China (上海市松江区中辰路655号)

Attention: Stephanie Wu (吴逍)

Email: [*****]

If to RCIF

Address: Russia-China Investment Fund, 819-821 Windland International Finance Center, 7 Financial St., Xicheng District, Beijing 100033, China

Attention: Legal Department

Fax: [*****]

Telephone: [*****]

Email: [*****]

Exhibit B

With a copy to:

Address: Russia-China Investment Fund, Naberezhnaya Tower, Presnenskaya nab, 10, Block B, Floor 6, Moscow, Russia 123317

Attention: Legal Department

Fax: [*****]

Telephone: [*****]

Email: [*****] [*****]

If to Sunshine

Address: 北京市朝阳区东三环中路1号环球金融中心西塔15层

Tel: [*****]

Attention: Han Wang (王涵)

Email: [*****]

If to Better Linkage Limited

Address Unit 1705, 17/F, West Tower, Shun Tak Centre,168-200 Connaught Road Central, HK.

Tel [*****]

Attention LO Kai Bong

Email [*****]

If to Enatime Investments Limited

Address Flat A, 20/F Chung Hing Commercial Building,62-63 Connaught Road Central, Central, Hong Kong

Tel [*****]

Attention LOI Tsz Fan

Email [*****]

If to Doyen Cygnus Education Fund, L.P.

Address : 中国上海市浦东新区，陆家嘴东路166号，中国保险大厦29楼2908，China

Tel [*****]

Attention Cygnus Equity GP, Ltd.

Email [*****]

If to Souza Investments Limited

Address Flat B, 43/F, The Summit, 41C Stubbs Road, Happy Valley, Hong Kong

Tel [*****]

Attention LIN Yong

Email [*****]

If to Jade Treasure Developments Limited

Address: Flat 19A, L’wanchai, No 109 Wanchai Road, Hong Kong

Tel: [*****]

Attention: Sheng Shiyi

Email: [*****]

If to CTZC

Address: No. 142 Ganshui Xiang, Shangcheng District, Hangzhou City, Zhejiang Province, Cai Tong Capital (浙江省杭州市上城区甘水巷142号财通资本)

Tel: [*****]

Attention: 张明林

Email: [*****]

Exhibit B

EXHIBIT C

API Competitors

“API Competitors” means any entity which uses any of the following trade names lawfully in the conduct of its business and each such entity’s respective Affiliates, and any successors in title of any of the foregoing entities:

1.	Tencent (腾讯); WeBank (微众银行);

2.	JD.com (京东᷄); JD Finance (京东金融);

3.	Ping An Group (平安集团); Lufax (陆金所).

For the avoidance of doubt, the “API Competitors” shall include any given entity satisfying all of the three conditions as follows: (a) the foregoing entity is the single largest shareholder of such given entity, (b) the foregoing entity directly or indirectly holds 30% or more of the voting securities of such given entity, and (c) the foregoing entity is entitled to control the composition of the board of directors or similar governing body of such given entity.

API shall have the right to modify the trade names mentioned the list above in the first paragraph (the “API Competitor List”) once per calendar year by sending a written notice to the Company within thirty (30) days prior to the end of each calendar year, provided that: (a) the number of the trade names listed in the modified API Competitor List shall under no circumstances be more than six (6); (b) the trade names listed in the modified API Competitor List shall be divided into no more than three (3) groups and each group contains no more than two (2) trade names; and (c) the trade names listed in the same group shall be owned or lawfully used by one (1) entity, its Affiliate and/or other entities on which the foregoing entity and/or its Affiliates have Significant Influence.

Exhibit C

EXHIBIT D

Transfer Company Competitors

“Transfer Company Competitors” means any entity which uses any of the following trade names lawfully in the conduct of its business and each such entity’s respective Affiliates, and any successors in title of any of the foregoing entities:

1.	Guazi.com (车好多集团);

2.	Xin.com (优信);

3.	Renrenche.com (人人车);

4.	Yinxincars.com (易鑫);

5.	Qudian.com (趣店);

6.	Yiche.com (易车);

7.	Autohome.com. (汽车之家);

For the avoidance of doubt, A. the “Transfer Company Competitors” shall include any given entity satisfying all of the three conditions as follows:

(a) the foregoing entity is the single largest shareholder of such given entity, (b) the foregoing entity directly or indirectly holds 30% or more of the voting securities of such given entity, and (c) the foregoing entity is entitled to control the composition of the board of directors or similar governing body of such given entity; B. with respect to API, the “Transfer Company Competitors” shall exclude the entities set forth in item 2, item 5 and item 7 of this Exhibit D.

The trade names mentioned in item 1 to item 7 above in the first paragraph may be modified only by written agreement or consent of the Preferred Majority Holders and the Founders. Each Preferred Majority Holders agrees that it will not unreasonably withhold its consent to such modify that is consistent with the prevailing market practice.

Exhibit D

EXHIBIT E

Investment Company Competitors

“Investment Company Competitors” means any entity which uses any of the following trade names lawfully in the conduct of its business and each such entity’s respective Affiliates, and any successors in title of any of the foregoing entities:

1.	Guazi.com (车好多集团);

2.	Renrenche.com (人人车);

For the avoidance of doubt, the “Investment Company Competitors” shall include any given entity satisfying all of the three conditions as follows:

(a) the foregoing entity is the single largest shareholder of such given entity, (b) the foregoing entity directly or indirectly holds 30% or more of the voting securities of such given entity, and (c) the foregoing entity is entitled to control the composition of the board of directors or similar governing body of such given entity.

The trade names mentioned the list above in the first paragraph may be modified only by written agreement or consent of the Preferred Majority Holders and the Founders. Each Preferred Majority Holders agrees that it will not unreasonably withhold its consent to such modify that is consistent with the prevailing market practice.

Exhibit E